UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

A Message from our President and Chief Executive Officer

To our Stockholders,

Fiscal Year 2022 was a real turning point for SeaChange International, Inc. (“SeaChange”). SeaChange continues to get recognized for its core competency in providing PayTV, video delivery and advertising solutions for leading cable, satellite and telco companies around the world. On top of intensifying these long-standing partnerships with its customer base, SeaChange has also experienced a resurgence in its growing deal pipeline, particularly related to clients who are urgently shifting towards SeaChange software products to accelerate their over-the-top tech-forward applications for their consumers.

Key existing and ambitious new customers have reached out to collaborate with some of our brightest industry experts and software engineers to lean forward on monetizing their content portfolios on streaming apps and free, ad-supported, streaming TV (“FAST”) channel platforms. These platforms are based on our new product lines: StreamVid, a complete cloud-native streaming enablement solution that helps content owners to monetize their portfolio with a direct-to-consumer service, and Xstream, a platform built to distribute ad-funded content via FAST channels on Connected TVs. With these new products, we are quickly becoming the technical intermediaries and facilitators, and putting ourselves in the position to greatly help our customers increase market share in this massive explosion of free and advertising supported content to be consumed on any device anywhere. This is one source of fuel for our future organic growth.

Our year-over-year financial results year over year reflect the successful execution of our strategy to transform SeaChange into a new software as a service (“SaaS”) platform, generating long-term, high margin recurring revenue. Our core business grew top line 33% year-over-year, while our costs have aligned with our product set and tech-forward vision to deliver scalable software solutions to the up and coming Who’s Who in content streaming. By having a strong core base of business, while growing our SaaS revenue, we are now expecting to produce sustainable positive cash flow over time.

We are very proud of our employees, who continue to demonstrate excellence in delivering complex video and advertising technology software solutions and provide long-term customer support from the U.S., Poland, and other key markets across the globe. Our best asset is our people, with software engineering and operations talent covering nearly 75 customers and representing 100 million plus end-users worldwide. Our aim is to deliver the best customer service possible and demonstrate a partnership-like relationship.

In this phase of our journey, our-near term goal is to gain scale, and seek out the right transactions to advance our pivot into the tech-forward streaming world. We believe that video advertising aided by artificial intelligence software will improve dramatically, and content will be curated and discovered on a personal level like never before, leading to significant new revenue generating opportunities.

From a corporate development perspective, we will continue to boldly explore ways to capture these tailwinds in our industry, and successfully enable our customers who are out front with distribution deals with Connected TV manufacturers. In April 2022, we signed our first “Development Plus” deal with VIDAA to help them develop their own streaming service to distribute on-demand, linear and FAST channel content through Hisense Smart TVs around the world. This is just the beginning of SeaChange’s work in the growing Connected TV and FAST channel space and we are very excited about our increasing participation in this new world.

By the end of our Fiscal 2022, SeaChange reached a new and improved baseline, representing a growing, debt-free platform with an impressive list of loyal customers who need us to contribute value-added services to promote our collective success over the long term. Our software development expertise is now being sought out, not just for the core business, but for new streaming and advertising products as well. We expect to continue to perform exceptionally well in our core business and drive profitability, redeploy our assets towards our SaaS products, and explore potential transactions that are accretive and ultimately transformational to SeaChange.

Sincerely

/s/ Peter D. Aquino

Peter D. Aquino

President and Chief Executive Officer

SEACHANGE INTERNATIONAL, INC.

177 Huntington Avenue, Suite 1703

PMB 73480

Boston, Massachusetts 02115-3153

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 5, 2022

Due to the public health concerns regarding the novel coronavirus disease (“COVID-19”) pandemic, we are holding the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of SeaChange International, Inc. (“SeaChange” or the “Company”) in a virtual-only meeting format to support the health and well-being of our team members and stockholders. You will not be able to attend the Annual Meeting at a physical location, but rather you can log onto the meeting at www.virtualshareholdermeeting.com/SEAC2022. The Annual Meeting will be held on Friday, August 5, 2022, at 10:00 a.m., Eastern Time, to consider and act upon each of the following matters:

1.	To elect the nominees named in the proxy statement to the Board of Directors to serve for a three-year term as a Class II Director.

2.	To conduct a non-binding, advisory vote on the compensation of the Company’s named executive officers.

3.	To approve an amended and restated 2021 Compensation and Incentive Plan.

4.	To ratify the appointment of the Company’s independent registered public accounting firm, Marcum LLP, for the fiscal year ending January 31, 2023.

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on July 13, 2022, the record date fixed by the Board of Directors for such purpose.

IF YOU PLAN TO ATTEND:

If you are a registered stockholder or beneficial owner of SeaChange’s common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEAC2022 and logging in by entering the multi-digit control number found on your proxy card, voter instruction form, or Notice Regarding Internet Availability of Proxy Materials, as applicable. If you lost your multi-digit control number or are not a SeaChange stockholder as of the record date, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/SEAC2022 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting. You may log into www.virtualshareholdermeeting.com/SEAC2022 beginning at 9:45 a.m., Eastern Time, on August 5, 2022. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on August 5, 2022. If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual stockholder meeting site for assistance.

You may vote if you were a SeaChange stockholder as of the record date. We urge you to read the proxy statement carefully and to vote in accordance with the recommendations of the Board of Directors. If voting in advance, you should vote by the deadlines specified in the proxy statement, and may do so by telephone or Internet, or, if you requested printed materials, by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you do not vote in advance and instead plan to vote during the Annual Meeting, you may do so if you enter the multi-digit control number found on your proxy card, voter instruction form, or Notice Regarding Internet Availability of Proxy Materials, as applicable, at the time you log into the meeting at www.virtualshareholdermeeting.com/SEAC2022. Our list of stockholders will be available for the 10 days prior to the Annual Meeting at our principal place of business. If you wish to inspect our stockholder list, please email our investor relations department at SEAC@gatewayir.com to make arrangements. The list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

If you have additional questions about the Annual Meeting, please contact Elaine Martel at elaine.martel@schange.com.

By Order of the Board of Directors,

/s/ Elaine Martel

Elaine Martel,

General Counsel, Vice President and

Secretary

Boston, Massachusetts

July 15, 2022

Whether or not you expect to attend the meeting, we encourage you to vote promptly, following the instructions in the materials you received, to ensure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON AUGUST 5, 2022:

The Notice of Annual Meeting of Stockholders, Proxy Statement and the Company’s 2022 Annual Report are available at www.investors.seachange.com.

2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

SEACHANGE INTERNATIONAL, INC.

177 Huntington Avenue, Suite 1703

PMB 73480

Boston, Massachusetts 02115-3153

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 5, 2022

July 15, 2022

This proxy statement is being furnished by the Board of Directors (the “Board”) of SeaChange International, Inc. (“SeaChange” or the “Company”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, August 5, 2022, at 10:00 a.m., Eastern Time. Due to public health concerns regarding the novel coronavirus disease (“COVID-19”) pandemic, the Annual Meeting will be held in a virtual-only format. To attend and participate in the Annual Meeting:

•	Visit www.virtualshareholdermeeting.com/SEAC2022; and

•	Enter the multi-digit control number listed on your proxy card, voter instruction form, or Notice Regarding Internet Availability of Proxy Materials, as applicable.

The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on August 5, 2022. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. You may log onto the virtual platform beginning at 9:45 a.m., Eastern Time, on August 5, 2022. The virtual meeting is supported across different online browsers and devices (desktops, laptops, tablets and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting.

Only stockholders of record as of the close of business on July 13, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, there were                  shares of our common stock issued and outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date.

A number of brokers with account holders who are stockholders of SeaChange will be “householding” our proxy materials. A single copy of the Notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Notice, and if applicable, the proxy materials, please notify your broker and direct a written request to SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, Attention: Secretary, or contact the Secretary by telephone at (978) 897-0100. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request “householding” of future communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which a single copy of the documents was delivered.

Information Regarding Voting and Proxies

Stockholders may timely vote in one of the following ways:

1.	Via the internet, by visiting www.proxyvote.com;

2.	By telephone, by calling the number on your proxy card, voter instruction form, or Notice Regarding of Internet Availability of Proxy Materials;

3.	By mail, by marking, signing, dating and mailing your proxy card if you requested printed materials, and returning it in the enclosed postage paid envelope by return mail; or

4.	By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/SEAC2021.

Any proxy may be revoked by a stockholder at any time before its exercise by either delivering written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or by voting your shares while logged in and participating in the virtual Annual Meeting. Only your latest dated proxy will count.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. Stockholders are being asked to vote with respect to the (i) election of the Class II Directors, (ii) a non-binding, advisory vote on the compensation of the Company’s named executive officers, (iii) the approval of the amended and restated 2021 Compensation and Incentive Plan and (iv) the ratification of the selection of SeaChange’s independent registered public accounting firm for the fiscal year ended January 31, 2023. Where a choice has been specified on the proxy card with respect to each proposal, the shares represented by the proxy will be voted in accordance with your specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR the nominees named herein for election to the Board to serve as Class II Directors, FOR the approval of the compensation of the Company’s named executive officers, FOR the approval of the amendment to the 2021 Compensation and Incentive Plan, and FOR the ratification of the selection of SeaChange’s independent registered public accounting firm.

A majority-in-interest of the issued and outstanding shares represented at the Annual Meeting live over the internet or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. On all matters being submitted to stockholders at this Annual Meeting, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification (please note the majority voting standard for the election of Class II directors is only applicable if the election is contested). An automated system administered by Broadridge Financial Solutions, Inc. tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. On all matters being submitted to stockholders at this Annual Meeting, abstentions, as well as broker “non-votes,” if applicable, are not considered to have been voted for such matters and have the practical effect of having no impact on the outcome of the vote.

The Board knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the U.S. Securities and Exchange Commission’s (“SEC”) proxy rules. See “Stockholder Proposals” herein at page 12. The persons named as proxies, Christoph Klimmer, Chief Revenue Officer and Senior Vice President, and Elaine Martel, Vice President, General Counsel and Secretary, were selected by the Board.

Frequently Asked Questions and Answers

Why am I being provided with access to proxy materials?

The Company is providing you with access to proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. You can access our proxy materials online at www.proxyvote.com or in the Investor Relations section of our website. You are invited to attend the virtual Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares.

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting:

•	to elect each of the nominees named in this proxy statement to serve for a three-year term as a Class II Director;

•	to conduct a non-binding, advisory, vote on the compensation of the Company’s named executive officers;

•	to approve an amended and restated 2021 Compensation and Incentive Plan; and

•	to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023.

What are the recommendations of the Board?

Our board recommends that you vote:

•	“FOR” the election of each of the two Class II Director nominees named in this Proxy Statement;

•	“FOR” the non-binding advisory approval of the compensation of our named executive officers;

•	“FOR” the approval of the amended and restated 2021 Compensation and Incentive Plan; and

•	“FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023.

Where will the meeting be held?

Due to the public health concerns regarding the on-going COVID-19 pandemic, we are holding the Annual Meeting in a virtual-only meeting format to support the health and well-being of our team members and stockholders. You will not be able to attend the Annual Meeting at a physical location, but rather you can log onto the meeting at http://www.virtualshareholdermeeting.com/SEAC2022. The Annual Meeting will be held on Friday, August 5, 2022, at 10:00 a.m., Eastern Time.

What is the effect of the non-binding, advisory vote on the compensation of SeaChange’s named executive officers?

Based on SeaChange’s most recent say-on-frequency vote in 2017 (the next such vote is scheduled to occur in 2023), SeaChange annually provides its stockholders with the opportunity at the Annual Meeting to vote on an advisory resolution regarding the compensation of its named executive officers as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” commonly known as “Say-on-Pay.” While the Say-on-Pay vote is non-binding, and thus advisory in nature, our Board and Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on July 13, 2022, referred to herein as the Record Date, will be entitled to vote at the Annual Meeting and any adjournments thereof.

Am I a stockholder of record?

If at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Shareholder Services, then you are a stockholder of record. If you hold SeaChange shares through a bank, broker or other intermediary, you are not a stockholder of record. Instead, you hold our stock in “street name,” and the “record owner” of your shares is your bank, broker or other intermediary. If you are not a registered stockholder, please understand that SeaChange does not know that you are a stockholder, or how many shares you own.

If I am a stockholder of record of SeaChange shares, how do I cast my vote?

If you are a stockholder of record, you may vote during the virtual Annual Meeting. However, we encourage you to vote in advance of the meeting even if you plan to virtually attend the Annual Meeting. If you choose to vote during the virtual Annual Meeting, you may do so by entering the multi-digit control number found on your proxy card, voter instruction form, or Notice, as applicable, at the time you log into the meeting at http://www.virtualshareholdermeeting.com/SEAC2022 and following the voting instructions therein.

If you do not wish to vote during the virtual Annual Meeting, you may vote by proxy. The procedures for voting by proxy are as follows:

•

Via the Internet: To vote by proxy on the Internet go to www.proxyvote.com to complete an electronic proxy card. To authenticate your identity in order to allow you to provide your voting instructions, and to confirm that your instructions have been recorded properly, you will need your control number found on the Notice.

•	By Telephone: To vote by telephone, call the number on your proxy card, voter instruction form, or Notice. You can use any touch-tone telephone to transmit your voting instructions.

•

By Mail: If you received a printed copy of the proxy materials by mail, you may vote by completing, signing and dating your proxy card and returning it promptly in the envelope provided. You are encouraged to specify your choices by marking the appropriate boxes on the proxy card. Shares will be voted following your written instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board’s recommendations.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on August 4, 2022 to be counted.

If I am a holder in “street name” of SeaChange shares, how do I cast my vote?

If you are a holder in “street name,” you may vote during the Annual Meeting by entering the multi-digit control number found on your proxy card, voter instruction form, or Notice, as applicable, at the time you log into the meeting at http://www.virtualshareholdermeeting.com/SEAC2022 and following the voting instructions therein.

If you are a holder in “street name” and do not wish to vote during the meeting, you may vote by proxy. To do so you must timely deliver your voting instructions to your respective bank, broker or other intermediary, following the specific instructions that have been provided to you by your bank, broker or other intermediary.

What if I return a proxy card but do not make specific choices?

Properly completed and returned proxies will be voted as instructed on the proxy card. If you are a stockholder of record and you return a signed and dated proxy card without marking any voting selections, the proxyholders will vote your shares in the manner recommended by our Board as described above in “What are the recommendations of the Board?” If any other matter is properly presented at the Annual Meeting, the proxyholders will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using their discretion. If any director nominee named in this Proxy Statement becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case the proxyholders will vote for the substitute nominee.

If your shares are held by your broker, bank, or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions on that form regarding how to instruct your broker, bank, or other agent to vote your shares. Brokers, banks, or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Proposals 1, 2, and 3 are considered non-routine matters. Proposal 4 is considered a routine matter. Therefore, your broker has discretionary authority to vote your shares with respect to Proposal 4. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposals 1, 2, or 3. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for the non-routine proposal presented at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of SeaChange common stock that you owned as of the Record Date.

What does it mean if I received more than one Notice?

If you received more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included with each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

For stockholders of record: Yes. A proxy may be revoked by a stockholder at any time before its exercise by either delivering a written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or by voting your shares while logged in and participating in the virtual Annual Meeting.

For holders in “street name:” Yes. You must follow the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We intend to publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the date of the Annual Meeting.

How many votes are needed to approve each proposal?

The following table sets forth, among other things, the vote required for approval of each of the proposals to be presented at the Annual Meeting:

Proposal Number	Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes

1	Election of Director Nominees	Votes cast “For” exceed “Against” votes *	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

2	Non-Binding Advisory Vote on the Compensation of our Named Executive Officers	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

3	Approval of the amended and restated 2021 Compensation and Incentive Plan	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

4	Ratification of Independent Registered Public Accounting Firm	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	Yes	Not Applicable

*

Other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for director shall be elected to the Board of the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. If directors are to be elected by a plurality of the votes cast by the stockholders entitled to vote at such election, stockholders shall not be permitted to vote “against” a nominee. A meeting of stockholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting.

What is the deadline to propose actions for consideration at the 2023 Annual Meeting of Stockholders?

The deadline for inclusion of stockholder proposals in this Proxy Statement in connection with the Annual Meeting has passed. However, under Rule 14a-8 of the Exchange Act, proposals of stockholders intended to be presented at the 2023 Annual Meeting must be received in writing no later than the close of business on March 17, 2023 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, Attention: Secretary. Under the By-Laws, stockholders who wish to make a proposal at the 2023 Annual Meeting — other than one that will be included in SeaChange’s proxy materials pursuant to Rule 14a-8 — must send a written request no earlier than February 15, 2023 and no later than March 17, 2023. However, if our 2023 Annual Meeting is not held between July 6, 2023 and October 4, 2023, this notice must be provided not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by SeaChange. See “Stockholder Proposals” herein at page 12 for additional information.

OWNERSHIP OF SECURITIES

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of July 13, 2022 by:

•	each person or entity who is known by SeaChange to beneficially own more than five percent (5%) of the common stock of SeaChange;

•	each of the directors of SeaChange and each of the executive officers of SeaChange named in the Summary Compensation Table on page 30; and

•	all of the directors and executive officers of SeaChange as a group.

Except for the named executive officers and directors, none of these persons or entities has a relationship with SeaChange, except as disclosed below under “Certain Relationships and Related Transactions” beginning on page 50. Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying restricted stock units (“RSUs”), performance stock units (“PSUs”), deferred stock units (“DSUs”), and options or warrants that are exercisable by that person within 60 days of July 13, 2022. However, the shares underlying RSUs, PSUs, DSUs, options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 49,824,052 shares of SeaChange’s common stock outstanding as of July 13, 2022.

Name	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock Outstanding

Peter Aquino	229,277	*

Michael Prinn (1)	208,301	*

David Nicol	166,322	*

Robert Pons (2)	744,772	1.5%

Julian Singer	306,520	*

Steven Singer	124,611	*

Matthew Stecker (3)	197,784	*

Karen Singer/TAR Holdings LLC (4) 212 Vaccaro Drive Cresskill, NJ 07626	7,887,492	15.8%

Footprints Asset Management & Research, Inc. (5) 11422 Miracle Hills Drive, Suite 208 Omaha, NE 68154	3,054,458	6.1%

All executive officers and directors as a group (7 persons)	1,977,587	4.0%

*	Less than 1%
(1)	Consists of 202,090 shares of common stock subject to currently exercisable stock options (includes stock option grants that will become exercisable within 60 days of July 13, 2022).

(2)	Of the 744,772 shares listed above, 157,211 are non-voting DSUs.
(3)

Consists of 50,000 shares of common stock subject to currently exercisable stock options, (includes stock option grants that will become exercisable within 60 days of July 13, 2022). Of the 197,784 shares listed above, 86,957 are non-voting DSUs.

(4)

According to a Form 4 filed with the SEC on July 13, 2022, TAR Holding LLC and Karen Singer, (collectively, “TAR” may be deemed to have sole dispositive power and sole voting power over the above-mentioned 7,887,492 shares, of which 250,000 of those shares are subject to exercisable put options. TAR are parties to the Cooperation Agreement and a Stockholder Agreement with respect to the merger.

(5)

According to a Schedule 13G filed with the SEC on February 14, 2019, Footprints Asset Management and Research, Inc., a registered Investment Advisor firm of which Mr. Stephen J. Lococo is the controlling shareholder, a director, and President and Portfolio manager, may be deemed to have sole dispositive power and sole voting power over the above-mentioned 3,054,458 shares.

(6)

This group is comprised of SeaChange’s executive officers and directors as of the date of this definitive proxy statement. Includes an aggregate of 252,090 shares of common stock which the directors and executive officers, as a group, have the right to acquire by exercise of stock options

PROPOSAL NO. I

ELECTION OF DIRECTORS

SeaChange’s Board currently consists of five members, four of whom are independent, non-employee directors. However, from January 8, 2021 until September 26, 2021, Mr. Pons served as the Executive Chairman of the Company and assumed the duties of the Company’s principal executive officer while the Company conducted a search for a new Chief Executive Officer. Mr. Pons was not considered “independent” while he served as an interim officer. Upon Mr. Pons’ appointment to serve as Executive Chairman, Mr. Pons resigned from the Company’s Audit, Compensation and Corporate Governance and Nominating Committees. Further, effective immediately, Mr. Pons resigned from the Board on July 12, 2022.

The Board is currently divided into three classes. Each class is elected for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years.

The present term of the current Class II Director, Mr. Steven Singer, expires at the Annual Meeting, and Mr. Pons’ term would have expired at the Annual Meeting if he had not resigned, effective immediately, from the Board on July 12. 2022. The Board, based on the recommendation of the Corporate Governance and Nominating Committee, has nominated Mr. Steven Singer and Mr. Igor Volshteyn for election as Class II Directors. The Board knows of no reason why either nominee should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of some other person selected by the Board. Mr. Steven Singer and Mr. Volshteyn have each consented to being named in this proxy statement as a nominee to be a Class II Director and to serve in that capacity, if elected.

There are no agreements or understandings pursuant to which Mr. Steven Singer or Mr.Volshteyn was selected to serve as a director. There are no family relationships between Mr. Steven Singer or Mr. Volshteyn and any other director or any executive officer, except that Mr. Steven Singer is the uncle to Mr. Julian Singer, who is also a member of the Company’s Board of Directors. There are no legal proceedings related to any of the directors or director nominees that must be disclosed pursuant to Item 401(f) of Regulation S-K.

The Board unanimously recommends a vote “FOR” the nominees listed below.

The following table sets forth, for the Class II nominees to be elected at the Annual Meeting and each of the other current directors, the year the nominee or director was first appointed or elected a director, the principal occupation of the nominee or director during at least the past five years, any other public company boards on which the nominee or director serves or has served in the past five years, the nominee’s or director’s qualifications to serve on the Board and the age of the nominee or director. In addition, included in the information presented below is a summary of each nominee’s or director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he should serve as a director.

Class II Director (Term Expires at 2022 Annual Meeting)

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

Steven Singer (2021)

Director

Steven Singer, 61, has served as a Director of SeaChange since August 2021. Mr. Singer is a principal of and consultant to Remus Holdings, Inc., a closely held investment business, a position he has held since 2016. Since July 2017, Mr. Singer has served as the chairman of the board of CCUR Holdings, Inc. Since 2019, he has served as a senior executive consultant to Green Precious Metal Recovery, LLC, an environmentally-friendly precious metals recovery firm. From 2000 to 2016, Mr. Singer served as the Chairman and Chief Executive Officer of American Banknote Corporation, a provider of secure financial products and solutions and a public company through 2007. Prior to that, Mr. Singer had been Executive Vice President and Chief Operating Officer of Remus Holdings, Inc. from 1994 to 2000. Mr. Singer has served on numerous public and private company boards on five continents, that cover a broad range of markets, including: financial and identity transactions and documents; data storage and retrieval; complex web hosting and managed services; cable TV; beverages; energy; textiles; plastics; telecom; and pharmaceuticals and other medical devices and products. Over the course of his career, Mr. Singer has completed over 50 acquisitions, divestitures and strategic partnerships spanning five continents, which will make him a highly valuable board member as the Company pursues its business development activities through new acquisitions and strategic relationships. Moreover, his operating experience covers a broad range of markets, including: financial and identity transactions and documents; data storage and retrieval; complex web hosting and managed services; cable TV; beverages; energy; textiles; plastics; telecom; and pharmaceuticals and other medical devices and products. This wide range of operational knowledge will assist the Company in its evaluation of, and diligence surrounding, such business development activities. Mr. Singer has a Bachelor of Arts degree from the University of Pennsylvania and a Juris Doctor from Harvard Law School. Mr. Singer is the uncle of Mr. Julian Singer, a member of the Board.

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

Igor Volshteyn (2022, if elected)

Candidate for Director

Igor Volshteyn, 45, currently serves as President and CEO of CCUR Holdings, Inc., having previously served as interim Chief Operating Officer and President, and Senior Vice President of Business Development since 2019. Since January 2022, Mr. Volshteyn has served as a director of Symbolic Logic, Inc. (“Symbolic”) (OTC Pink: EVOL), serving as Chair of the Investment Committee. From August 2020 through November 2021, Mr. Volshteyn served as Chief Financial Officer and a director of Spartacus Acquisition Corporation (“Spartacus AC”), a Nasdaq listed special purpose acquisition corporation focused on the TMT industry, that completed a business combination with NextNav Inc. (NASDAQ: NN) in October 2021. Mr. Volshteyn began his career as a research analyst and investment banker at Tejas Securities Group, Inc. focusing primarily on technology and telecommunications and has over 20 years of experience in the investment management industry. Mr. Volshteyn served as the Managing Partner and Chief Investment Officer at Echelon Investment Partners LP from May 2016 to December 2018 and as an analyst and portfolio manager at Millennium Management from July 2007 to March 2016. From August 2019 to February 2020, Mr. Volshteyn served on the board of directors for Goodman Networks, Inc. Mr. Volshteyn holds a Bachelor of Business Administration in Finance, with highest honors, from the University of Texas at Austin. Mr. Volshteyn is well qualified to serve as a director due to his extensive investment management and capital market experience, as well as his experience as a public company executive.

Class III Director (Term Expires at 2023 Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

Peter D. Aquino (2021)

President, Chief Executive Officer & Director

Peter Aquino, 60, joined SeaChange as President and Chief Executive Officer, and a Director of the Board in September 2021. Prior to this, Mr. Aquino served as the Chairman and Chief Executive Officer of Spartacus AC from August 2020 until October 2021. Mr. Aquino has over 30 years of experience in the telecommunications, media and technology industry, with a history of guiding companies to effectively execute strategies in expansion, turnaround, restructuring, M&A, and other key initiatives at both public and private companies. Mr. Aquino served as the Chairman and CEO of Internap Corporation (formerly Nasdaq: INAP), a public data center portfolio company, from September 2016 to May 2020, and led the board through a Chapter 11 bankruptcy and restructuring. Mr. Aquino has served on several public boards that led to successful exit transactions, including Lumos Networks (formerly Nasdaq: LMOS), TIVO Inc. (formerly Nasdaq: TIVO), and Fairpoint Communications, Inc. (formerly Nasdaq: FRP), and served as chairman of the board of directors of the United Way U.S.A. from 2012 to 2015, a $3 billion private charity. During the past five years, Mr. Aquino served on the board of Alaska Communications Systems Group, Inc. (Nasdaq: ALSK). Mr. Aquino holds a Master in Business Administration from George Washington University and a Bachelor of Sciences from Montclair State University. Mr. Aquino is well qualified to serve as a director on our Board due to his extensive TMT experience, including with respect to business strategy, capital markets and mergers and acquisitions.

David J. Nicol (2021)

Director

David Nicol, 76, has served as a Director of SeaChange since May 2021 and he chairs the Audit Committee. Since February 2018, Mr. Nicol has served on the board of CCUR Holdings, Inc. (OTCQB: CCUR), where he is a member of the Nominating/Governance Committee and serves as Chair of the Audit Committee and the Compensation Committee. Since March 2004, Mr. Nicol has served on the Board of Directors of Symbolic. From July 2019 until March 2022, he served on the board of Nanoveu Limited (NVU), listed on the Australian Stock Exchange (ASX). Mr. Nicol also is a board member of a privately-held provider of facilities management SaaS services.

A member of the National Association of Corporate Directors (since 2004) and Financial Executives International (since 2015), he currently serves on the faculty in the Finance Department and as Executive-in-Residence at the Bloch School of Management at the University of Missouri—Kansas City (“UMKC”). In prior assignments, Mr. Nicol held senior-level executive positions with both public companies (Verisign, Illuminet, and Sprint/United Telecom), as well as early-stage, private companies: Strongwatch (security/surveillance systems); Solutionary (cybersecurity); Sipera (VOIP security); ITN (network signaling); International Micronet (LAN/WAN systems); and iLAN (LAN systems & consulting). His leadership roles have included strategic planning, business development, acquisitions, business planning, operations planning, product management, product development/support, financial planning, and fund raising/IR.

With his years of executive experience at Solutionary, Verisign, Illuminet, ITN and Sprint/United Telecom, Mr. Nicol brings to the Board senior-level, functionally broad management

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

ability, with deep experience in TMT, security and IT services, both domestic and international. Complimenting his appointment to the Finance faculty at the UMKC Bloch School, his experience as CFO at Solutionary gives him an in-depth understanding of financial strategy and operations. Mr. Nicol is able to draw upon, among other things, his knowledge of raising capital and investor communications, having served as a member of the roadshow team that took Illuminet public (NASDAQ), as well as having raised significant debt and equity funding for Solutionary and several other early-stage companies. In addition, Mr. Nicol has a Ph.D. in industrial economics/corporate finance and has taught corporate finance at the MBA level at the Weatherhead School of Management of Case Western Reserve University and elsewhere. Mr. Nicol’s deep experience in telecom, IT services and technology, both domestic and international, and his in-depth understanding of financial strategy and operations provide a relevant and informed background for him to serve as a member of the Board.

Class I Directors (Term Expires at 2024 Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

Julian Singer (2020)

Director

Julian Singer, 38, has served on the Board since July 2020 and he chairs the Corporate Governance and Nominating Committee. Since May 2013, Mr. Singer has been engaged as an independent investment advisor. Prior to that, from April 2006 through June 2011, Mr. Singer served as an assistant trader and an analyst with York Capital Management where he evaluated potential mergers and acquisitions. Mr. Singer previously served on the Board of Directors at Symbolic from January 2015 through January 2022 when Symbolic sold its operating assets, and prior to that, served as a nonvoting observer to Symbolic’s Board of Directors from July 2014 until December 2014. Mr. Singer also currently serves on the Board of Directors of Live MicroSystems, Inc. (OTC: LMSC), which sold its operating assets in 2013. Mr. Singer has a Bachelor of Science in Finance from Lehigh University and an M.B.A from the New York University Stern School of Business. Mr. Singer has a background in finance and investing in various industries, including software and telecommunications, as well as mergers and acquisitions. Drawing from his experience in these areas, Mr. Singer provides valuable strategic and financing advice to the Company’s management and the Board. Mr. Singer is the nephew of Mr. Steven Singer, a member of the Board.

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

Matthew Stecker (2021)

Director

Matthew Stecker, 53, has served as a Director of SeaChange since February 2021 and he chairs the Compensation Committee. Mr. Stecker has been a Director at Symbolic since March 2016, was named Executive Chairman in April 2018 and CEO in July 2018. He serves as a member of Symbolic’s Strategic Initiatives Committee. He served as a Senior Policy Advisor to the United States Department of Commerce from 2014 to 2017. In that capacity, Mr. Stecker was part of the senior team that launched FirstNet. Mr. Stecker currently serves on the board of Live Microsystems, Inc. (OTC: LMSC). He previously served on the boards of MRV Communications from April 2013 to June 2016 and HealthWarehouse.com Inc. from December 2010 to August 2013, where he also served on the compensation committee. From January to November 2014, Mr. Stecker served as the Vice President of Mobile Entertainment for RealNetworks (Nasdaq: RNWK). From November 2009 to December 2013, he served as CEO of Live MicroSystems, Inc., and from April 2005 to November 2009 he was a senior executive in both Telecom Operations and Strategy at Cartesian, Inc. (Nasdaq: CRTN). He received his Bachelor of Arts in Political Science and Computer Science from Duke University, and his Juris Doctor from the University of North Carolina at Chapel Hill School of Law. Mr. Stecker brings to SeaChange over twenty years of experience as a public company executive in the telecommunications and wireless industries, which are highly relevant to the Company’s business and will assist the Company in developing, executing and evaluating business strategies and industry partnerships.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board has determined that Messrs. Nicol, Pons (though, effective immediately, he resigned from the Board on July 12, 2022), Julian Singer, Steven Singer, Stecker and Volshteyn are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Marketplace Rules of The Nasdaq Stock Market (“Nasdaq”). In making this determination, the Board affirmatively determined that none of such directors has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. With respect to Mr. Pons, the Board determined that neither the identification of Mr. Pons as a director nominee by TAR ) nor the terms of the Cooperation Agreement, precluded a determination that Mr. Pons qualified as “independent”. However, effective as of January 8, 2021 until September 26, 2021 (with the appointment of Mr. Peter Aquino as the Company’s President and Chief Executive Officer on September 27, 2021), Mr. Pons served as the Executive Chairman of the Company and assumed the duties of the Company’s principal executive officer while the Company conducted a search for a new Chief Executive Officer. Mr. Pons was not considered to be “independent” while he served as an interim officer.

Stockholder Proposals

Under Rule 14a-8 of the Exchange Act, proposals of stockholders intended to be presented at the 2023 Annual Meeting must be received in writing no later than the close of business on March 17, 2023 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, Attention: Secretary. Under the By-Laws, stockholders who wish to make a proposal at the 2023 Annual Meeting — other than one that will be included in SeaChange’s proxy materials pursuant to Rule 14a-8 — must send a written request no earlier than February 15, 2023 and no later than March 17, 2023. However, if our 2023 Annual Meeting is not held between July 6, 2023 and October 4, 2023, this notice must be provided not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by SeaChange. If a stockholder who wishes to present a proposal fails to notify SeaChange by the applicable deadline, the stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the By-Laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2023 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by SeaChange, it is suggested that stockholders submit their proposals by Certified Mail — Return Receipt Requested.

While our Board will consider proper stockholder proposals that are properly brought before the 2023 Annual Meeting, we reserve the right to omit from next year’s proxy materials stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Availability of Corporate Governance Documents

SeaChange’s Code of Ethics and Business Conduct (“Ethics Policy”) for all directors and all employees of SeaChange, including executive officers, and the charters for the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board are available on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link. The Board must approve any waivers of the Ethics Policy for employees, executive officers or directors. If we amend or grant a waiver of one or more of the provisions of our Ethics Policy, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Ethics Policy that apply to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions by posting the required information on the Investors page of our website at www.seachange.com. Copies of the Ethics Policy can be obtained free of charge from the Investors page on our website, www.seachange.com, or by contacting our Secretary at our offices at SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153.

Board Meetings

The Board met 20 times and acted by written consent 19 times during the fiscal year ended January 31, 2022 (“fiscal 2022”). During fiscal 2022, each acting director attended at least seventy-five percent (75%) of the total number of meetings of the Board and meetings of all the committees of the Board on which they served. SeaChange has a policy that each member of its Board is encouraged to attend SeaChange’s annual meeting of stockholders. Last year, all of then current directors attended the annual meeting of stockholders that was held on July 8, 2021.

Board Leadership Structure

Mr. Pons served as Chairman of the Board from December 4, 2019 until his resignation, which became effective immediately, on July 12, 2022. Effective as of January 8, 2021 until September 26, 2021, Mr. Pons served as the Executive Chairman of the Company upon the resignation of Mr. Aloni, the Company’s former Chief Executive Officer, and served in that capacity until the Company appointed Mr. Peter Aquino as the Company’s President and Chief Executive Officer on September 27, 2021. In connection with that appointment as Executive Chairman, Mr. Pons fulfilled the duties of Chairman of the Board and as the Company’s principal executive officer. Mr. Pons continued in his prior role as the Chairman of the Board after the appointment of Mr. Aquino until his resignation, which became effective immediately, on July 12, 2022. Following Mr. Pons’ resignation as Chairman and as a member of the Board, the Board appointed (i) Mr. Aquino as Chairman of the Board, in addition to remaining as the Company’s President and Chief Executive Officer, and (ii) Mr. Stecker as Lead Independent Director of Board. The Chairman of the Board sets the agenda for Board meetings and serves to facilitate and improve communications between the independent directors and the Company’s senior management. The Lead Independent Director provides leadership to (and reports to) the Board focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the Chairman and Chief Executive Officer, and promotes best practices and high standards of corporate governance. We believe this leadership structure is most appropriate for us because we believe having the Chief Executive Officer serve as Chairman fosters an alignment of various Company leadership duties. Additionally, the Company believes that having the person most familiar with all aspects of day-to-day operations leading the Board enhances accountability and effectiveness. SeaChange does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and Chief Executive Officer. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with necessary flexibility to adjust to changing circumstances.

Board Oversight of Risk

The Board oversees the business and strategic risks of SeaChange, including risks related to cybersecurity. The Audit Committee oversees financial reporting, internal controls and compliance risks confronting SeaChange. The Compensation Committee oversees risks associated with SeaChange’s compensation policies and practices, including performance-based compensation and change in control plans. The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board, including Board and employee diversity and human capital management. SeaChange provides a detailed description of the risk factors impacting its business in its Annual Report on Form 10-K and, if necessary, its Quarterly Reports on Form 10-Q filed with the SEC.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The members of each committee are appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee. The members are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. Each of these standing committees is governed by a committee-specific charter that is reviewed periodically by the applicable committee pursuant to the rules set forth in each charter. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee

The current Audit Committee members are Mr. Nicol, as chairman of the committee since May 14, 2021, and Messrs. Steven Singer and Stecker, each of whom meet the independence requirements of the SEC and Nasdaq, as described above. In addition, the Board has determined that each member of the Audit Committee is financially literate, and that Mr. Nicol satisfies the requirement of Nasdaq-listed companies that at least one member of the Audit Committee possess financial sophistication and that Mr. Nicol is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to SeaChange’s financial disclosure and reporting process, including its system of internal controls, the performance of SeaChange’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of SeaChange’s independent auditors. The Audit Committee met five times and acted by written consent three times during fiscal 2022.

Compensation Committee

The current Compensation Committee members are Mr. Stecker, as chairman of the committee, and Messrs. Nicol and Steven Singer, each of whom meet the independence requirements of the SEC and Nasdaq, as described above. Among other things, the Compensation Committee determines the compensation, including stock options, RSUs, DSUs, PSUs, and other equity compensation, of SeaChange’s management and key employees, administers and makes recommendations concerning SeaChange’s equity compensation plans, and ensures that appropriate succession planning takes place for all levels of management, department heads and senior management. The Compensation Committee met five times and acted by unanimous written consent 16 times during fiscal 2022. The responsibilities of the Compensation Committee and its activities during fiscal 2022 are more fully described in this proxy under the heading, “Compensation Discussion and Analysis.” The Board has adopted a written charter setting out the functions the Compensation Committee is to perform. A copy of this may be found on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link.

Corporate Governance and Nominating Committee

The current Corporate Governance and Nominating Committee members are Mr. Julian Singer, as chairman of the committee, and Messrs. Nicol and Stecker, each of whom meet the independence requirements of the SEC and Nasdaq, as described above. The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at SeaChange, recommending to the Board persons to be nominated for election or appointment as directors of SeaChange and monitoring compliance with SeaChange’s Ethics Policy. The Corporate Governance and Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders of SeaChange. Additionally, the Corporate Governance and Nominating Committee may identify candidates through engagements with executive search firms. The Corporate Governance and Nominating Committee utilized such sources when identifying Mr. Volshteyn as a candidate for election at this Annual Meeting. The Corporate Governance and Nominating Committee met four times and acted by unanimous written consent six times during fiscal 2022.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and the potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board as a whole including diversity of experience, gender, race, ethnicity and age. The Corporate Governance and Nominating Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of SeaChange’s business and represent stockholder interests. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria for prospective nominees. SeaChange believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and ability that will allow the Board to fulfill its responsibilities. As part of the consideration in fiscal 2022, by the Corporate Governance and Nominating Committee of candidates for election to the Board, these criteria were reviewed, and the Corporate Governance and Nominating Committee determined that no changes to these criteria were recommended as a result of such review.

Procedures for Stockholders to Recommend Director Candidates

Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the SeaChange Corporate Governance and Nominating Committee, 177 Huntington Avenue, Suite 1703, PMB 73480, Boston Massachusetts 02115-3153. SeaChange stockholders wishing to nominate directors may do so by submitting a written notice to the Secretary of SeaChange at the same address in accordance with the nomination procedures set forth in SeaChange’s By-Laws. The procedures and related deadlines are summarized in this proxy statement under the heading “Stockholder Proposals.” The Secretary will provide the notice to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders and does not distinguish between nominees recommended by stockholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Chairman of the Board, if directed to the Board as whole, or to an individual director, if directed to that particular Board member, care of SeaChange’s Secretary, at SeaChange’s offices at 177 Huntington Avenue, Suite 1703, PMB 73480. Boston, Massachusetts 02115-3153. Unless such communication is addressed to an individual director, SeaChange will forward any such communication to each of the directors. Communication sent in any other manner, including but not limited to email, text messages or social media will be forwarded to the entire Board. The Chairman of the Board will determine the appropriate response to such communication.

Board Diversity

Although the Board does not have a formal policy regarding diversity, the Corporate Governance and Nominating Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Corporate Governance and Nominating Committee assesses the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and Corporate Governance and Nominating Committee’s self-evaluation. With the assistance of the Corporate Governance and Nominating Committee, the Board regularly reviews trends in board composition, including on director diversity.

Board Diversity Matrix (As of July 13, 2022)

Total Numbers of Directors	5
	Female	Male	Non- Binary	Did not Disclose Gender

Part 1: Gender Identity

Directors	0	5	0	0

Part 2: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	0	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	0	5	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

Compensation of Directors

Directors who are employees of SeaChange receive no compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

Non-employee directors received the following cash compensation in fiscal 2022:

•	A cash retainer of $45,000;

•	The Chairman of the Board received additional cash compensation of $25,000;

•	Each member of the Audit Committee received additional cash compensation of $7,500, other than the Chairman of the Audit Committee, who received additional cash compensation of $15,000;

•

Each member of the Compensation Committee received additional cash compensation of $6,000, other than the Chairman of the Compensation Committee, who received additional cash compensation of $12,000; and

•

Each member of the Corporate Governance and Nominating Committee received additional cash compensation of $5,000, other than the Chairman of the Corporate Governance and Nominating Committee, who received additional cash compensation of $10,000.

In addition, each non-employee director is entitled to receive an annual grant of RSUs valued at $100,000, granted on the date of our Annual Meeting and which vests in full one year from the grant date, subject to acceleration in the event of a Change in Control (as defined in the applicable plan and/or award agreement). Our non-employee directors have the option to receive stock options or DSUs in lieu of RSUs, and the shares underlying the DSUs are not issued until the earlier of the director ceasing to be a member of the Board or immediately prior to consummation of a Change in Control.

Newly appointed non-employee directors receive an initial grant of RSUs valued at $100,000, granted on the date of the director’s appointment or election to the Board, which vest annually in three equal tranches over a three-year period, subject to acceleration in the event of a Change in Control. Newly appointed non-employee directors also receive (i) 100% of the annual grant of RSUs valued at $100,000, if their appointment/election is within six months of the Company’s last Annual Meeting of Stockholders or (ii) 50% of the annual grant of RSUs valued at $50,000, if their appointment/election is within six months of the Company’s next Annual Meeting of Stockholders. New non-employee directors have the option to receive their initial grant in the form of stock options or DSUs rather than RSUs (as described above with respect to the annual awards).

Director Compensation Fiscal 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

David Nicol (2)	35,500	250,000	285,500

Robert Pons (3)	156,750	266,500	423,250

Julian Singer (4)	57,201	235,000	292,201

Steven Singer (5)	15,717	200,000	215,717

Matthew Stecker (6)	69,500	293,100	362,600

(1)	The grant date fair value for each of these awards is as follows:

Name	Date of Grant	Stock Awards (#RSUs, except as noted)	Total Grant Date Fair Value ($)

David Nicol (2)	5/14/2021	142,857	150,000

	7/8/2021	86,957	100,000

Robert Pons (3)	7/8/2021	86,957	100,000

	7/28/2021	150,000	166,500

Julian Singer (4)	7/8/2021	86,957	100,000

	7/20/2021	125,000	135,000

Steven Singer (5)	8/3/2021	186,916	200,000

Matthew Stecker (6)	2/10/2021	109,489	150,000

	6/24/2021	50,000	43,100

	7/8/2021	86,957	100,000

(2)

Mr. Nicol was appointed to the Board on May 14, 2021 and received the following Stock Awards granted at fair value during fiscal 2022: an initial stock award valued at $100,000 for his appointment to the Board and additional stock awards valued at $150,000 for his services to the Company for fiscal 2022. Mr. Nicol elected RSUs for all his fiscal 2022 grants. Mr. Nicol was underpaid $15,242 for Board fees in fiscal 2022, and that amount has paid in fiscal 2023.

(3)

Mr. Pons received an annual stock award valued at $100,000 for his service as a member of the Board. Mr. Pons also received an additional stock award valued at $166,500, that vested in its entirety on the grant date, towards compensation for his services as Executive Chairman of the Company from January 2021 until September 2021. Mr. Pons elected to take RSUs for all of his fiscal 2022 grants. Mr. Pons resigned from the Board, effective immediately, on July 12, 2022.

(4)

Mr. Julian Singer received an annual stock award valued at $100,000 for his services as a member of the Board. Mr. Singer also received an additional stock award valued at $135,000 on July 20, 2021, that vested in its entirety on the grant date, with respect to his leadership in the Company’s capital fund raising activities during fiscal 2022. Mr. Julian Singer elected to take RSUs for all of his fiscal 2022 grants.

(5)

Mr. Steven Singer was appointed to the Board on August 3, 2021 and received a stock award valued at $100,000 for his appointment to the Board, and an annual award valued at $100,000 for his services as a member of the Board on August 3, 2021.    Mr. Steven Singer elected RSUs for all his fiscal 2022 grants. Mr. Steven Singer was underpaid $13,125 for Board fees in fiscal 2022, and that amount has paid in fiscal 2023.

(6)

Mr. Stecker was appointed to the Board on February 10, 2021 and received an initial stock award valued at $100,000 for his appointment to the Board, as well as additional stock awards for his services to the Board totaling $193,100 during fiscal 2022. Mr. Stecker elected RSUs and DSUs totaling 109,489 and 86,957, respectively for his fiscal 2022 grants. Mr. Stecker also received a stock award of 50,000 stock options at a grant date fair value of $43,100, to vest in their entirety in one year, for serving as the Chairman of the Board’s Strategic Advisory Committee, an ad hoc committee that had focused on our recent chief executive officer search and merger and acquisition activity.

The following table sets forth the following aggregate number of shares under outstanding stock awards and stock options held by Directors who are not named executive officers as of January 31, 2022.

Name	Aggregate Stock Awards Outstanding (#)	Aggregate Stock Options Outstanding (#)

David Nicol (1)	182,195	---

Robert Pons (2)	108,743	---

Julian Singer (3)	134,238	---

Steven Singer (4)	186,916	---

Matthew Stecker (5)	159,950	50,000

(1)	All 182,195 outstanding stock awards for Mr. Nicol are RSUs.
(2)	Of the 108,743 outstanding stock awards for Mr. Pons, 86,957 stock awards are RSUs and 21,786 stock awards are DSUs.
(3)	All 134,238 outstanding stock awards for Mr. Julian Singer are RSUs.
(4)	All 186,916 outstanding stock awards for Mr. Steven Singer are RSUs.
(5)	Of the 159,950 outstanding stock awards for Mr. Stecker, 72,993 stock awards are RSUs and 86,957 stock awards are DSUs.

Report of the Audit Committee

The Audit Committee currently consists of Mr. Nicol (Chairman as of May 14, 2021) and Messrs. Steven Singer and Stecker.

The Audit Committee’s primary duties and responsibilities are to:

•	Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm;

•	Assist the Board in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders;

•	Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations; and

•	Provide an avenue of communication among the independent registered public accounting firm, management and the Board.

The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal 2022, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and Marcum LLP, SeaChange’s independent registered public accounting firm that served in fiscal 2022, to discuss those consolidated financial statements.

The Audit Committee has received from and discussed with Marcum LLP the written disclosures and the letters required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP their independence. The Audit Committee also discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2022. The Audit Committee also decided to retain Marcum LLP as SeaChange’s independent registered public accounting firm for the 2023 fiscal year.

RESPECTFULLY SUBMITTED BY THE AUDIT

COMMITTEE OF THE BOARD OF DIRECTORS

David Nicol, Chairman

Steven Singer

Matthew Stecker

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that SeaChange specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Peter Aquino, SeaChange’s President, Chief Executive Officer and Director, whose biographical information is set forth above on page 10, SeaChange’s other executive officer, as of the filing of the proxy statement, is:

Executive Officer’s Name	Position and Principal Occupation and Business Experience During the Past Five Years

Michael Prinn

Chief Financial Officer, Executive Vice President and Treasurer

Michael Prinn, 48, joined the Company on October 8, 2019 as Chief Financial Officer, Senior Vice President and Treasurer and was promoted to Chief Financial Officer, Executive Vice President and Treasurer on November 1, 2021. Mr. Prinn previously served as the Vice President, Finance of Brightcove, Inc. (Nasdaq: BCOV) from October 2018 to September 2019. Prior to that, from October 2012 to September 2018, Mr. Prinn served as the Executive Vice President and Chief Financial Officer of Bridgeline Digital, Inc. (Nasdaq: BLIN). In addition to his duties as Chief Financial Officer, Mr. Prinn acted as Co-Interim Chief Executive Officer and President of Bridgeline Digital from December 2015 to May 2016, when a new President and Chief Executive Officer was appointed. Mr. Prinn was an Audit Manager in Arthur Andersen’s High Tech Audit Practice. Mr. Prinn has a Bachelor of Science degree in Accounting from Boston College.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board, and serve until their successors have been duly elected and qualified. Each executive officer is a full-time employee of SeaChange. There are no family relationships among any of the executive officers or directors, except Julian Singer is the nephew of fellow Board member, Steven Singer.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to our success and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, incentive compensation and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved, which we believe aligns the interests of our executives with that of our stockholders.

Fiscal 2022 Business Results

Our software products and services facilitate the aggregation, licensing, management and distribution of video and advertising content for service providers, telecommunications companies, satellite operators, broadcasters and other content providers. We sell our software products and services worldwide, primarily to service providers including: operators, such as Liberty Global, plc., Altice NV, Cox Communications, Inc. and Rogers Communications, Inc.; telecommunications companies, such as Verizon Communications, Inc., and Frontier Communications Corporation; satellite operators such as Dish Network Corporation; and broadcasters. Our software products and services are designed to empower video providers to create, manage and monetize the increasingly personalized, highly engaging experiences that viewers demand. Using our products and services, we believe customers can increase revenue by offering services such as video on demand (“VOD”) programming on a variety of consumer devices, including televisions, smart phones, PCs, tablets and OTT streaming players. Our solutions enable service providers to offer other interactive television services that allow subscribers to receive personalized services and interact with their video devices, thereby enhancing their viewing experience. Our products also allow our customers to insert advertising into broadcast and VOD content

SeaChange serves an exciting global marketplace where multiscreen viewing is increasingly required, consumer device options are evolving rapidly, and viewing habits are ever-shifting. The primary driver of our business is enabling the delivery of video content in the changing multiscreen television environment. We have expanded our capabilities, products and services to address the delivery of content to devices other than television set-top boxes, namely PCs, tablets, smart phones and OTT streaming players. We believe that our strategy of expanding into adjacent product lines will also position us to further support and maintain our existing service provider customer base. Providing our customers with more scalable software platforms enables them to further reduce their infrastructure costs, improve reliability and expand service offerings to their customers. Additionally, we believe we are well positioned to capitalize on new customers entering the multiscreen marketplace and increasingly serve adjacent markets. Our core technologies provide a foundation for software products and services that can be deployed in next generation video delivery systems capable of increased levels of subscriber activity across multiple devices.

We have initiated restructuring efforts to improve operations and optimize our cost structure. In the first quarter of fiscal 2022, we restructured our finance department and terminated the lease to our Waltham, Massachusetts headquarters. In fiscal 2021, we reduced our headcount across all departments in response to the onset of the COVID-19 pandemic, which resulted in approximately $7.6 million of annualized savings. Additionally, in fiscal 2021, we transferred our technical support services to our Poland location in an effort to further reduce cost.

Our cash, cash equivalents, restricted cash and marketable securities totaled $17.9 million at January 31, 2022. Our overall financial performance improved from fiscal 2021. Revenues increased to $27.3 million in fiscal 2022 compared to revenues of $22.0 million in fiscal 2021 and net loss was $7.4 million in fiscal 2022 compared to a net loss of $22.8 million in fiscal 2021.

Named Executive Officers

This Compensation Discussion and Analysis discusses compensation decisions with respect to (i) all individuals who served as our principal executive officer or in a similar capacity during fiscal 2022, (ii) SeaChange’s most highly compensated executive officer, other than the principal executive officer, who was serving as executive officers at the end of fiscal 2022, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii), but for the fact that the individual was not serving as an executive officer of SeaChange at the end of fiscal 2022. We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “named executive officers”. For fiscal 2022, the named executive officers were:

•	Peter Aquino, our President and Chief Executive Officer;

•	Michael Prinn, our Chief Financial Officer; and

•	Robert Pons, our former Executive Chairman.

As discussed below, Mr. Pons no longer serves as an executive officer of SeaChange; therefore, currently only Messrs. Aquino and Prinn are executive officers at SeaChange.

Pay for Performance

Payouts under our executive compensation incentive plan in recent years have reflected the variability in our financial performance.

Historically, in addition to achieving revenue and operating income targets, our named executive officers must also meet individual performance-based objectives under the terms of our annually established short-term incentive plan in order to receive their full bonus. In both fiscal 2017 and 2019, when we did not achieve pre-established financial performance targets under the applicable short-term incentive plan, payouts were limited to the portion of the award based on individual performance objectives. In contrast, in fiscal 2018, when we experienced improved financial performance versus the prior fiscal year and financial performance above pre-established thresholds with respect to revenue and above target with respect to non-GAAP operating income, payouts were made with respect to both financial and individual performance objectives. In fiscal 2020, financial performance was above threshold with respect to non-GAAP operating income, and payouts were made with respect to that financial performance objective. Due to the extensive turnover of the membership of the Board and the management team during fiscal 2020, the Compensation Committee (the “Committee”) did not believe it was appropriate to condition the receipt of the named executive officers’ short-term incentive awards on additional individualized criteria for fiscal 2020. Accordingly, the Committee did not set individualized performance objectives for fiscal 2020, but instead elected to pay out the full amount of what would have been the payout for the individualized goals in order to retain the newly appointed management team and in recognition of their services to the Company in connection with the various management and Board transitions that occurred throughout the year. The Committee did not believe that the total bonus payout for fiscal 2020 was sufficient, and the Committee exercised its right to provide supplemental discretionary bonuses in order to motivate and retain our new management team and in recognition of the management team’s successful navigation of the unique challenges posed by the significant transitions throughout the year. In fiscal 2021, the Committee set financial performance goals relating to revenue, non-GAAP operating income and year-end cash balance which would need to be satisfied in order for the executives to attain their short-term incentive awards, but it did not set individualized performance objectives for fiscal 2021. The Company did not meet its financial goals in fiscal 2021, mainly due to the impact of the COVID-19 pandemic effect on the Company’s business, and no short-term incentive awards were paid in fiscal 2021. In fiscal 2022, the same approach was taken as in fiscal 2021. The Company did not meet its financial goals in fiscal 2022, mainly due to the lingering impact of the COVID-19 pandemic on the Company’s business; however, the Committee used its discretion in awarding partial short-term incentive awards for fiscal 2022.

With respect to the long-term incentive plan, payouts showed similar variability with respect to the PSU component of the awards, with the fiscal 2017 awards being determined based on total stockholder return, and each of the fiscal 2018 and 2019 awards being based on financial performance compared to annually established metrics. Similar to the short-term incentive awards, the vesting of the long-term incentive awards has fluctuated based on our recent financial performance, with no vesting for the portion of the fiscal 2019 awards based on fiscal 2021 financial performance. In fiscal 2020, a long-term incentive award plan was not established due to the significant turnover of the management team and the granting of new hire equity awards during that year. In fiscal 2021, a long-term incentive plan was adopted with the fiscal 2021 PSU awards being determined by the attainment of a certain stock price to be maintained for twenty business days within 3 years of the PSU grant date. The stock price was not met in fiscal 2021, and no vesting of the fiscal 2021 PSUs occurred. In fiscal 2022, a long-term incentive plan was adopted with fiscal 2022 PSU awards being determined by the attainment of quarterly financial metrics based on revenue and non-GAAP operating income. For the quarterly tranche based on the performance of the second quarter of fiscal 2022, full vesting was achieved with actual revenue of $6,540,000 against the plan revenue of $6,395,000 and actual non-GAAP operating income of a loss of $1,278,000 against the plan non-GAAP operating income of a loss of $1,692,000. For the quarterly tranche based on the performance of the third quarter of fiscal 2022, vesting was not achieved with actual revenue of $7,151,000 against the plan revenue of $7,174,000 and actual non-GAAP operating income of a loss of $1,359,000 against the plan non-GAAP operating income of $39,000, however, the Committee exercised its discretion and allowed for 50 percent of the tranche to vest. For the quarterly tranche based on the performance of the fourth quarter of fiscal 2022, full vesting was achieved with actual revenue of $8,567,000 against the plan revenue of $8,098,000 and actual non-GAAP operating income of $954,000 against the plan non-GAAP operating income of $894,000.

We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance, thereby aligning the interests of our executive team with that of our stockholders.

Compensation Objectives

We structure our executive compensation to reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Committee has the responsibility for establishing, implementing and monitoring adherence to this philosophy. Pursuant to the Committee’s charter, such responsibility could be delegated to a subcommittee, but the Committee has not delegated its authority.

The Committee has designed an executive compensation plan that rewards the achievement of specific financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation creates alignment with stockholder interests and provides a structure in which executives are rewarded for achieving results that the Committee believes will enhance stockholder value.

The Committee believes that stockholder interests are best served by compensating our executives at industry competitive rates, recognizing superior performance and providing incentives to achieve overall business and financial objectives, which collectively align the interests of our executives and our stockholders. In addition, we believe that our ability to achieve financial and non-financial goals is enhanced.

Setting Executive Compensation

When setting the annual compensation plan for our executive officers, the Committee begins with an analysis of each compensation component for our Chief Executive Officer. This analysis includes the dollar amount of each component of compensation payable to the Chief Executive Officer related to the relevant period, together with the related metrics for performance-based compensation. The overall purpose of this analysis is to bring together all of the elements of fixed and contingent compensation, so that the Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate amount of actual projected and potential compensation.

The Committee then presents this analysis to the Chief Executive Officer, who provides input to the Committee on the reasonableness, feasibility and effectiveness of the compensation components, including performance metrics, proposed by the Committee. The Chief Executive Officer then creates similar compensation component breakdowns for the other executive officers, and presents compensation recommendations of both base and performance-based compensation related to the relevant period, together with the associated performance metrics to the Committee. These recommendations are then reviewed and, once agreed upon, approved by the Committee. The Committee can and has exercised its discretion in modifying any recommended compensation to executives and exercises this discretion in active consultation with the Chief Executive Officer.

The Committee engaged Meridian to advise on the appropriate peer group for fiscal 2021, taking into account such companies’ revenue, market capitalization and industry focus as compared to that of SeaChange. In establishing the Company’s fiscal 2022 executive compensation plan, the Committee made reference to the following list of peer companies provided to it by Meridian in fiscal 2021, but did not benchmark compensation to these companies. The fiscal 2022 peer group is as follows:

• American Software, Inc. • BSQUARE Corporation • eGain Corporation • Marchex, Inc. • RealNetworks, Inc. • SITO Mobile, Ltd.	• Brightcove, Inc. • Digital Turbine, Inc. • Limelight Networks, Inc. • Marin Software, Inc. • Remark Media, Inc. • Synacor, Inc.

The Committee determined that this list of peer companies provided appropriate data points to aid in its decision making regarding executive compensation, based on our revenues, market capitalization, and industry focus relative to each of these companies.

In 2021, we submitted our executive compensation to an advisory vote of our stockholders and it received the support of 95.7% of the total votes cast on this matter at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation, including the “Say-on-Pay” vote. While we had already approved our fiscal 2022 compensation plan by the time we held our “Say-on-Pay” vote in July 2022, we considered the stockholder advisory vote in formulating our fiscal 2023 compensation plan. This consideration included reaching out to our largest stockholders as part of the Company’s on-going outreach program.

Fiscal 2022 Executive Compensation Components

For the fiscal year ended January 31, 2022, the principal components of compensation for our named executive officers were:

•	base salary;

•	short-term performance-based incentive compensation;

•	discretionary cash awards;

•	long-term incentive equity awards;

•	discretionary equity awards;

•	change in control and termination benefits; and

•	general employee welfare benefits.

As discussed below, in approving the executive compensation for fiscal 2022, the Committee was guided by its belief that this mix of compensation would allow us to pay our executive officers competitive levels of compensation that best reflect their respective individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives and aligning the interests of our executives with that of our stockholders.

Summary of Fiscal 2022 Management Changes

The Company experienced additional turnover in its executive management team during fiscal 2022. Mr. Peter Aquino was appointed as the Company’s President and Chief Executive Officer on September 27, 2021, replacing Mr. Robert Pons who served as the Company’s Chairman of the Board and principal executive officer from January 8, 2021 until September 26, 2021 while the Company conducted its search for a new Chief Executive Officer.

Compensation Arrangement with President and Chief Executive Officer, Peter Aquino

The Company appointed Mr. Peter Aquino as the Chief Executive Officer, President and a member of the Board effective September 27, 2021. In connection with the appointment, Mr. Aquino and the Company entered into an employment offer letter dated as of September 29, 2021. The employment offer letter set out the initial terms of Mr. Aquino’s compensation, which included the following terms:

•	Initial annual base salary $350,000;

•	A partial year discretionary bonus for fiscal 2022 as solely determined by the Board’s discretion;

•

A fiscal 2023 performance-based compensation plan to consist of a target bonus award of 60% of base salary payable in cash, and a stretch bonus award opportunity for an additional 40% (for a total of 100%);

•	A stock award of 300,000 RSUs to vest in three equal tranches on September 27, 2022, September 27, 2023 and September 27, 2024;

•

A performance-based stock award of an additional 300,000 RSUs to vest in 12 equal quarterly tranches starting on December 27, 2021 and ending on September 27, 2024, subject to that attainment of certain financial goals;

•

After six months of employment, an entitlement to 12 months of base salary plus 12 months of target cash bonus paid in a lump sum on the termination of employment other than for cause and not in connection with a change in control of the Company; and

•	Entry into a Change in Control Severance Agreement with enhanced severance benefits in the event of a change in control, as further described below.

Compensation Arrangement with Former Executive Chairman, Robert Pons

In conjunction with the resignation of Mr. Aloni as the President, Chief Executive Officer and Director of the Company on January 8, 2021, Mr. Pons served as a nonemployee Executive Chairman of the Company, from January 8. 2021 until September 26, 2021. In this role, Mr. Pons served as both the principal executive officer of the Company, while remaining as the Company’s Chairman of the Board while a search was conducted for a new

Chief Executive Officer. Mr. Pons resigned from the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committees of the Board effective January 8, 2021.

In consideration of Mr. Pons service as the Executive Chairman, Mr. Pons:

•

continued to receive his external Director annual equity grant and Director fees for serving as a Board member and as Chairman of the Board, as described in the section “Director Compensation Fiscal 2022” on page 17;

•	received a gross cash payment of $75,000 paid in three equal payments of $25,000 in February, March and April;

•

received a gross cash payment of $11,750, equal to the Board Committee fees Mr. Pons is forfeiting due to his Board Committee resignations while serving as Executive Chairman, paid in three equal payments of $3,916.67 in February, March in April; and

•	received an equity award of 150,000 RSUs that vested in their entirety on the grant date of July 28, 2021.

Base Salary

We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined individually for each executive.

During its review of base salaries for named executive officers, the Committee primarily considers:

•	individual performance of the executive;

•	our overall past operating and financial performance and future expectations;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	market data regarding peer companies.

The Committee does not give a specific weighting among these various factors but rather considers the factors collectively in setting base salary. Salary levels are typically considered on an annual basis as part of the performance review process, as well as upon a promotion or other change in job responsibility. We try to provide an allocation between base and performance-based incentive compensation that reflects market conditions and appropriately ensures alignment of individual performance with our objectives.

In fiscal 2022, Mr. Aquino’s base salary was $350,000. Mr. Prinn’s annual base salary was $300,000. Mr. Pons received a total value of $423,250 comprised of external director fees paid in cash and equity awards as described in “Director Compensation Fiscal 2022” on page 17.

Performance-Based Incentive Compensation

After considering the overall cash-equity mix of the aggregate compensation paid to our named executive officers, the Committee has historically structured awards pursuant to the fiscal performance-based compensation plans to be a mixture of cash, stock options, RSUs and PSUs. The Committee believes that including both cash and stock options, RSUs and PSUs as an element of the performance-based compensation is important as it further aligns the interests of our executive officers with those of our stockholders, increases executive ownership of our stock, discourages excessive levels of risk taking, and enhances executive retention in a challenging business environment and competitive labor market, while at the same time providing competitive current compensation and accounting for the liquidity limitations created by the Company’s stock ownership guidelines.

Starting in fiscal 2016, the Committee has annually established a long-term incentive plan pursuant to which all equity awards to the named executive officers are made, and a short-term incentive compensation plan, pursuant to which all cash awards to the named executive officers are made. All equity awards made under the annual long-term incentive compensation plans were made pursuant to SeaChange’s Second Amended and Restated 2011 Compensation Incentive Plan (the “2011 Plan”) or SeaChange’s 2021 Compensation and Incentive Plan (the “2021 Plan”), as applicable, and are subject to the terms thereof. In light of the frequent turnover and changes in the management team during fiscal 2020, the Committee did not establish a long-term incentive compensation plan for fiscal 2020. The Committee did not believe that a long-term incentive compensation plan was necessary since most of the executive team received either promotion and/or new hire equity awards in conjunction with their promotions and/or hiring, resulting in significant equity awards in fiscal 2020. The Committee did establish a long-term incentive compensation plan for fiscal 2022, which is described below.

Fiscal 2022 Performance-Based Short-Term Incentive Compensation Plan

The Committee believes that performance-based incentive compensation motivates the achievement of critical annual performance objectives aimed at enhancing stockholder value. The fiscal 2022 short-term incentive plan (the “fiscal 2022 STI”) established for Mr. Prinn provided for cash awards payable upon the satisfaction of specified targets.

Performance-based compensation for Mr. Prinn pursuant to our fiscal 2022 STI was structured as follows:

•	100% of target cash bonus payable based upon the achievement of the U.S. GAAP revenue goal and non-GAAP operating income goal for fiscal 2022.

All metrics used for the payout of the fiscal 2022 STI were financial goals, and personal objectives were eliminated as a metric in fiscal 2022. For purposes of the fiscal 2022 STI, we define non-GAAP (loss) income from operations as U.S. GAAP net income (loss) adjusted for stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees, severance and other restructuring costs, loss on the sale of fixed assets, other (expense) income, net, and income tax provision.

In determining the targets and payouts at target performance levels for each of the objectives for awards under the fiscal 2022 STI, the Committee considered the probability of achieving that target and the corresponding level of individual and group effort that would be required to achieve that target. Within that framework, the Committee set a fiscal 2022 U.S. GAAP revenue target of $26.572 million and a fiscal 2022 non-GAAP operating income target of a $3.783 million loss. The Committee retained discretion to adjust these targets during the year. The Committee did not establish limits for itself with respect to exercise of this discretion and believes that this discretion is important in order to retain the ability to compensate executive officers in a manner that reflects overall corporate and individual performance relative to the market conditions.

Mr. Prinn did not receive a cash bonus payment under the fiscal 2022 STI because the Company did not achieve the fiscal 2022 financial goals under the fiscal 2022 STI; however, the Committee did use its discretion in awarding Mr. Prinn a cash bonus of $66,000 for fiscal 2022. Mr. Aquino did not receive a discretionary cash bonus for fiscal 2022.

Long-Term Incentive Equity Awards

Fiscal 2022 Long-Term Incentive Program

After not providing long-term equity-based incentive awards in fiscal 2020, the Committee reinstated the long-term incentive compensation plan in fiscal 2021 and fiscal 2022 (“fiscal 2022 LTI”) under which the named executive officers received long-term equity-based incentive awards, which are intended to align the interests of our named executive officers with the long-term interests of our stockholders and to emphasize and reinforce our focus on team success. The long-term equity-based incentive compensation awards for fiscal 2022 were made in the form of performance-based stock options.

Because the executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to executives to achieve increases in the value of our stock over time and as a result are effective tools for meeting our compensation goal of increasing long-term stockholder value.

In fiscal 2018, the Committee restructured the vesting criteria of the PSUs to emphasize the achievement of specified U.S. GAAP revenue and non-GAAP operating income goals. In fiscal 2019, the Committee used the same structure for the fiscal 2019 LTIs as was used in fiscal 2018. Instead of vesting based on the Company’s TSR percentile rank compared to the S&P SmallCap 600 Index over a three year period, as was done in fiscal 2016 and 2017, the PSUs awarded pursuant to the fiscal 2019 LTI are eligible to vest in three equal annual tranches subject to the executives’ achievement of both U.S. GAAP revenue and non-GAAP operating income goals that will be set annually for each year. In fiscal 2020, long-term equity-based incentive awards were not granted due to the significant turnover of the management team in that year. In fiscal 2021, the Committee reinstated and changed the structure for the fiscal 2021 LTI, as compared to the structure that was used in fiscal 2019. Pursuant to the fiscal 2021 LTI, performance-based awards will be eligible to vest subject to the Company’s attainment of a threshold share price that must be held for 20 consecutive trading days within the three years following the grant date of such awards. The vesting terms of the RSU awards are time-based, and the RSU awards will vest in three equal tranches on the first, second and third anniversary of the date of grant. For fiscal 2022, a performance-based stock option grant was awarded to Mr. Prinn with one third of the stock option award granting on the date of grant, and the remaining two thirds being eligible to vest in eight quarterly tranches based on the achievement of quarterly revenue and non-GAAP operating income goals as specified below.

(i)	The Company must attain eighty percent (80%) of the quarterly, non-GAAP operating income target and eighty percent (80%) of the quarterly revenue target in the Board approved budget; and

(ii)

If (i) is met, the simple average of the percentage attainment of the quarterly revenue and non-GAAP operating income targets (the “Blended Performance”) shall determine the vesting for the applicable tranche as follows:

Blended Performance	Percent Vested

100%+	100%

90-100%	50%

85-90%	25%

Below 85%	0%

All fiscal 2022 LTI awards were approved by the Committee. In determining the size of the performance-based stock option award, the Committee takes into account individual performance (generally consisting of financial performance for the year as well as a subjective, qualitative review of each named executive officer’s contribution to the success of the business), internal pay equity considerations and the value of previously granted equity awards.

The following awards under the fiscal 2022 LTI were approved by the Committee effective as of June 24, 2021:

Performance-based stock options. An award of performance-based stock options in an amount equal to the number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below:

Michael Prinn	75,000

Additional Fiscal 2022 LTI Terms

If a Change in Control of the Company occurs prior to prospective vesting date(s) of the fiscal 2022 LTI awards, then one hundred percent (100%) of the awards to vest in those prospective periods shall vest immediately on the executive’s Covered Termination that follows such Change in Control, subject to the executive being an employee of the Company as of the Change in Control date.    Covered Termination and Change in Control are defined in each executive’s Change in Control Severance Agreement (“Change in Control Agreement” and, collectively, “Change in Control Agreements”) described further in the section titled “Potential Payments upon Termination or Change in Control” on page 34.

Clawback Policy; Stock Ownership Guidelines; Hedging and Pledging Restrictions

Compensation paid to our named executive officers is subject to a policy regarding compensation reimbursement, or a “clawback” policy, as described in our Ethics Policy, a copy of which is available on our website of www.seachange.com under the “Governance” section of the “Investors” link. The policy provides that in the event that our financial results are significantly restated, the Board will review any compensation, other than base salary, paid or awarded to any executive officer found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. The Board will, to the extent permitted by law, require the executive officer to repay any such compensation if:

•	the amount of such compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement;

•	the executive officer engaged in fraud or intentional misconduct that caused the need for the restatement; and

•	such compensation would have been lower than the amount actually awarded had the financial results been properly reported.

Compensation paid to our named executive officers in the form of equity is also subject to our stock retention and ownership guidelines that apply to our directors and senior officers, as described in our Corporate Governance Guidelines, a copy of which is available on our website at www.seachange.com under the “Governance” section of the “Investors” link. These guidelines provide that by the later of six years following appointment to office or four years following election to the Board, as applicable:

•	each non-employee director is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to the lesser of 40,000 shares or $250,000 worth of shares;

•	the Chief Executive Officer is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to 250,000 shares;

•	the Chief Financial Officer is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to 75,000 shares; and

•	each Senior Vice President that is an executive officer is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to 50,000 shares.

Prior to meeting the stock ownership targets, each non-employee director and senior executive officer is encouraged, but is not required, to retain a meaningful portion of all shares of stock acquired by the non-employee director or officer (whether through equity awards by SeaChange, purchases on the open market or otherwise) in order to progress toward the stock ownership targets, other than shares of stock sold to pay taxes and/or applicable exercise price with respect to an equity award. Upon meeting the stock ownership targets, each non-employee director and senior executive officer is required thereafter to retain not less than twenty-five percent (25%) of all shares of stock acquired by the non-employee director or officer (whether through equity awards by SeaChange, purchases on the open market or otherwise), other than shares of stock sold to pay taxes and/or the applicable exercise price with respect to an equity award. In addition, upon any termination of service for a non-employee director and upon voluntary termination of service for a senior executive officer, such director or officer must wait at least 90 days before selling any shares. In the case of hardship or other compelling personal requirements, the stock ownership targets may be waived to permit the sale of shares by the affected person.

In addition, our Insider Trading and Tipping Policy prohibits our insiders, which includes our employees and directors, from engaging in hedging transactions and requires the prior written consent of our compliance officer to pledge securities of SeaChange owned by the insider. We have not received any requests pursuant to our Insider Trading and Tipping Policy to permit pledges of SeaChange stock.

We have made, and from time to time continue to make, grants of stock options and RSUs to eligible employees based upon our overall financial performance and their individual contributions. Stock options and RSUs are designed to align the interests of our executives and other employees with those of our stockholders by encouraging them to enhance the value of SeaChange. In addition, the vesting of stock options and RSUs over a period of time is designed to defer the receipt of compensation by the recipient, creating an incentive for the individual to remain an employee. We do not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

Change in Control and Termination Benefits

Messrs. Aquino and Prinn are each party to a Change in Control Agreement. The Change in Control Agreements provide for benefits upon termination of employment following a change in control or sale of SeaChange (commonly referred to as “double trigger”) and do not contain any tax gross-up provisions. SeaChange entered into these agreements to reflect current best pay practices, while continuing to provide an incentive for each executive to remain with SeaChange leading up to and following a Change in Control.

In addition to the Change in Control Agreements, the offer letters governing the employment of each of Messrs. Aquino and Prinn include provisions regarding payments in the event of a termination under other circumstances.

The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal 2022 year-end, are described in detail on page 34 under the heading entitled “Potential Payments upon Termination Associated with a Change in Control.”

General Employee Welfare Benefits

We also have various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) retirement plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. We also maintain medical, disability and life insurance plans and other benefit plans for our employees.

Fiscal 2023 Executive Compensation Components

The Committee did not engage Meridian to advise on the appropriate peer group for fiscal 2023. Instead the Committee continued to use the list of peer companies provided to it by Meridian in fiscal 2021, as a point of reference, without formal compensation benchmarking. The fiscal 2023 peer group is as follows:

• American Software, Inc. • BSQUARE Corporation • eGain Corporation • Marchex, Inc. • RealNetworks, Inc. • SITO Mobile, Ltd.	• Brightcove, Inc. • Digital Turbine, Inc. • Limelight Networks, Inc. • Marin Software, Inc. • Remark Media, Inc. • Synacor, Inc.

The principal components of fiscal 2023 executive compensation are as follows, the same as existed for fiscal 2021 executive compensation:

•	base salary;

•	short-term performance-based incentive compensation;

•	discretionary cash awards;

•	long-term incentive equity awards;

•	discretionary equity awards;

•	change in control and termination benefits; and

•	general employee welfare benefits.

Within this framework, the Committee established the specific compensation programs for our named executive officers.

    Similar to previous years, in fiscal 2023 no equity awards will be made to the named executive officers under the fiscal 2023 short-term incentive bonus plan (“fiscal 2023 STI”). Instead, any incentive equity awards to the named executive officers during fiscal 2023 are intended to be made under the fiscal 2023 long-term incentive compensation plan (“fiscal 2023 LTI”) subject to vesting based in part on the extent to which employment continues for three (3) years.

In light of the uncertain effects of the COVID-19 pandemic on SeaChange’s business and results of operations, and the lack of clarity regarding the breadth and depth of such effects, the Committee retains the right to modify its decisions with respect to fiscal 2023 executive compensation, as appropriate.

Tax and Accounting Implications

The financial reporting and income tax consequences to SeaChange of individual compensation elements are considered by the Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements.

Summary Compensation Table

The following table sets forth summary information regarding the compensation in fiscal 2022 and 2021 for SeaChange’s named executive officers to the extent such person was a named executive officer during the applicable period.

As described above in “Compensation Discussion and Analysis,” final determinations regarding awards of fiscal 2022 STI compensation are made after fiscal year-end, when performance against the previously established metrics may be assessed by the Committee. With respect to equity awards under SeaChange’s performance-based long-term incentive compensation plans, the grant date for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) is the service inception date, or the beginning of the period during which performance is measured. In accordance with ASC 718, the amounts reflected below under the headings “Stock Awards” for fiscal 2022, represent the probable outcome as of the service inception date of the performance conditions under the fiscal 2022 LTI, which in each case is the award amount at the targets approved by the Committee. In the table below performance-based compensation paid in cash after fiscal year-end but earned in the prior fiscal year is reflected under the heading “Non-Equity Incentive Plan Compensation” or “Bonus,” as applicable, in the fiscal year in which that compensation was earned, regardless of when paid.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Peter Aquino (3)	2022	121,970	---	648,000	---	---	---	769,970

President and Chief Executive Officer

Michael Prinn (4)	2022	300,000	66,000	---	185,385	---	---	551,385

Chief Financial Officer, Executive Vice President & Treasurer	2021	260,941	---	200,000	20,315	---	---	481,256

Robert Pons (5)	2022	---	---	266,500	---	---	156,750	423,250

Former Executive Chairman	2021	---	---	---	---	---	---	---

(1)

The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of the applicable RSU and target PSU awards as computed in accordance with ASC 718, disregarding any estimates of forfeitures relating to service-based vesting conditions. Performance-based RSUs and PSUs are valued at the grant date based upon the probable outcome of the performance metrics. Therefore, the amounts under the “Stock Awards” column do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. Stock Awards granted for fiscal 2022 consist of: for Mr. Aquino, a new hire RSU stock award valued at $324,000 and a new hire PSU stock award valued at $324,000; and Mr. Pons, a stock award of 150,000 RSUs valued at $166,500 as compensation for his service as Executive Chairman of the Company and a stock award of 86,957 RSUs valued at $100,000 as his fiscal 2022 annual equity compensation for his service as a member of the Board.

(2)

The amounts shown under the “Option Awards” column represent the aggregate grant date fair value of the applicable option awards, as computed in accordance with ASC 718 disregarding any estimates of forfeitures relating to service-based vesting conditions. Option Awards in this table for fiscal 2022 consist of: for Mr. Prinn, a stock award for 200,000 options valued at $116,680 and an annual Long-Term Incentive (“LTI”) performance-based stock option award for 75,000 options valued at $68,705.

(3)

Mr. Aquino joined the Company on September 27, 2021 as the President, Chief Executive Officer and a member of the Board of the Company. The compensation paid in fiscal 2022 is for the period from September 27, 2021 through January 31, 2022. He was not compensated in fiscal year 2021.

(4)	Includes a discretionary bonus paid or accrued for the fiscal year ended January 31, 2022.
(5)

Other compensation for Mr. Pons of $156,750 is comprised of $70,000 in fees paid to Mr. Pons for his service as a member of the Board and $86,750 for his service as Executive Chairman of the Company from January 8, 2021 until September 26, 2021.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based awards to the named executive officers during the fiscal year ended January 31, 2022.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Peter Aquino	9/27/2021 (3)		---	---	---	---	---	---	600,000	---	---	648,000

Michael Prinn	4/20/2021	(4)	---	150,000	150,000	---	---	---	---	---	---	---

	2/10/2021		---	---	---	---	---	---	---	200,000	1.38	116,680

	6/24/2021	(4)	---	---	---	25,000	75,000	75,000	---	---	1.33	68,705

Robert Pons	7/8/2021	(5)	---	---	---	---	---	---	85,957	---	---	100,000

	7/28/2021	(5)	---	---	---	---	---	---	150,000	---	---	166,500

(1)	The grants under the “Estimated Future Payouts under Equity Incentive Plan Awards” column represent the threshold, target and maximum number of RSUs or stock options awarded under the fiscal 2022 LTI.
(2)

The grants under the “All Other Stock Awards: Number of Shares of Stock or Units” column and under the “All Other Option Awards: Number of Securities Underlying Options” column represent the number of RSUs and options, respectively, subject to time-based vesting.

(3)	These awards were made pursuant to Mr. Aquino’s employment offer letter dated September 29, 2021.
(4)

These awards were made pursuant to the fiscal 2022 STI and fiscal 2022 LTI adopted on April 20, 2021 and June 24, 2021, respectively. As Chief Financial Officer of the Company, Mr. Prinn was entitled to participate in the fiscal 2022 STI with a target cash payout of $150,000 and the fiscal 2022 LTI with a target equity payout of 75,000 stock options.

(5)

A stock award of 150,000 RSUs valued at $166,500 was made as compensation for his service as Executive Chairman of the Company and a stock award of 86,957 RSUs valued at $100,000 was made as his fiscal 2022 annual equity compensation for his service as a member of the Board.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at January 31, 2022 granted to each of SeaChange’s named executive officers:

		Options Awards (1)					Stock Awards (2)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Peter Aquino	---	---	---	---	---	---	575,000	718,750

Michael Prinn	10/8/2019	66,667	33,333	---	2.80	10/08/2029	52,381	65,476

	6/30/2020	25,006	---	---	1.51	6/30/2030

	2/10/2021	---	200,000	---	1.38	2/10/2031

	6/24/2021	34,375	---	37,500	1.33	6/24/2031

Robert Pons	---	---	---	---	---	---	108,743	135,929

(1)

All options in the table above were granted under SeaChange’s Second Amended and Restated 2011 Compensation Incentive Plan (the “2011 Plan”) until the 2011 Plan’s expiration in July 2021. Options granted after July 2021 were granted under the 2021 Compensation and Incentive Plan. The long-term incentive award stock options listed in the column, “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” will vest quarterly in six additional tranches beginning on 3/24/22 and ending on 6/24/23.

(2)

These columns show the number of shares of common stock represented by unvested RSUs and PSUs at January 31, 2022. The remaining vesting dates for these unvested RSUs and PSUs as of January 31, 2022 were as follows in the table below.

(3)	The market value reflects the closing price for SeaChange common stock on January 31, 2022, which was $1.25 per share.

Name	Number of Shares or Units of Stock That Have Not Vested	Date of Grant	Vesting Dates

Peter Aquino	300,000	9/27/2021	9/27/2022, 9/27/2023, 9/27/2024

	275,000	9/27/2021	3/27/2022, 6/27/2022, 9/27/2022, 12/27/2022, 3/27/2023, 6/27/2023, 9/27,2023, 12/27/2023, 3/27/2024, 6/27/2024, 9/27/2024*

Michael Prinn	9,524	5/26/2020	5/26/2022, 5/26/2023

	42,857	5/26/2020	5/26/2022, 5/26/2023*

Robert Pons	21,786	2/28/2019	2/28/2022

	86,957	7/8/2021	7/8/2021

*	This stock award’s vesting is contingent on the passage of time and the attainment of certain financial goals.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of SeaChange’s named executive officers for fiscal 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Peter Aquino	---	---	12,500	21,750

Michael Prinn	---	---	4,762	5,572

Robert Pons	---	---	273,320	336,915

(1)

The value realized upon vesting of the RSUs shown in the table above was calculated as the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.

Pension Benefits

SeaChange does not offer pension benefits to its employees other than its broad-based 401(k) retirement plan.

Nonqualified Deferred Compensation

SeaChange does not offer nonqualified defined contribution or other nonqualified deferred compensation plans to its employees.

Potential Payments upon Termination or Change in Control

Messrs. Aquino and Prinn are each party to a Change in Control Agreement with each of Mr. Aquino and Mr. Prinn, respectively, that provides for, among other things potential enhanced severance payments and accelerated vesting of equity awards upon termination of their respective employment for a Covered Termination (as defined below). Mr. Aquino is entitled to a lump sum payment of twice his annual base salary plus twice his target annual cash bonus if his termination is without “cause” or if he resigns for Good Reason (as defined below) each within two years of a Change in Control. Mr. Prinn is entitled to be paid an amount equal to his annual base salary plus 150% of his target annual cash bonus plus $62,000 if his termination is without “cause” or if he resigns for Good Reason, each within two years of a Change in Control. As a condition to the receipt by the executive officer of any payment or benefits under the Change in Control Agreements, the executive officer must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

For purposes of the Change in Control Agreements, a “Change in Control” means:

the first to occur of any of the following:

•

the members of the Board at the beginning of any consecutive 12-calendar-month period, which are referred to as the “Incumbent Directors” for purposes of the Change in Control Agreements cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by SeaChange’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director;

•

any consolidation or merger of SeaChange where the stockholders of SeaChange, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares of SeaChange common stock representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

•

there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of SeaChange, other than a sale or disposition by SeaChange of all or substantially all of SeaChange’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of SeaChange immediately prior to such sale or (B) the approval by stockholders of SeaChange of any plan or proposal for the liquidation or dissolution of SeaChange; or

•

any corporation or other legal person, pursuant to a tender offer, exchange offer, purchase of stock (whether in a market transaction or otherwise) or other transaction or event acquires securities representing 40% or more of the combined voting power of the voting securities of SeaChange, or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act) of securities representing 40% or more of the combined voting power of the voting securities of SeaChange.

Notwithstanding the foregoing, none of the aforementioned events shall constitute a Change in Control unless such event constitutes a “change in the ownership or effective control” or a change “in the ownership of a substantial portion of the assets,” in each case within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations and other guidance in effect from time-to-time thereunder.

For purposes of the Change in Control Agreements, a “Covered Termination” means:

if, within the two (2) year period immediately following a Change in Control, Mr. Aquino or Mr. Prinn (i) is terminated by SeaChange without cause (other than on account of death or disability), or (ii) terminates the Mr. Aquino’s or Mr. Prinn’s employment with SeaChange for Good Reason (as defined herein). Mr. Aquino or Mr. Prinn shall not be deemed to have been terminated for purposes of the Change in Control Agreement merely because he ceases to be employed by SeaChange and becomes employed by a new employer involved in the Change in Control; provided that such new employer shall be bound by the Change in Control Agreement as if it were SeaChange with respect to Mr. Aquino and Mr. Prinn. It is expressly understood that no Covered Termination shall be deemed to have occurred merely because, upon the occurrence of a Change in Control, Mr. Aquino or Mr. Prinn ceases to be employed by SeaChange and does not become employed by a successor to SeaChange after the Change in Control if the successor makes an offer to employ him on terms and conditions which, if imposed by SeaChange, would not give him a basis on which to terminate employment for Good Reason.

For purposes of the Change in Control Agreements, a “Good Reason” means:

without the express written consent of Mr. Aquino or Mr. Prinn, respectively, the occurrence after a Change in Control of any of the following circumstances:

(i)

the material reduction of his title, authority, duties or responsibilities, or the assignment to him of any duties inconsistent with his position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control;

(ii)

a requirement that he report to anyone other than the SeaChange board of directors and/or the chief executive officer of the acquiring entity and/or the chief business officer of the applicable business unit of the acquiring company;

(iii)	a material reduction in the budget over which he retains authority from that which exists as of immediately prior to the Change in Control;

(iv)	a reduction in his base salary as in effect immediately before the Change in Control;

(v)

a material reduction in his annual bonus opportunity or annual target long-term incentive compensation opportunity (whether payable in cash, shares of SeaChange Common Stock or a combination thereof) as in effect on the Change in Control; provided, that for the avoidance of doubt, a material reduction of such annual target long-term incentive compensation opportunity shall not be deemed to occur if such opportunity becomes payable solely in cash;

(vi)

SeaChange’s requiring him to be based at any other geographic location more than 50 miles from that location at which he primarily performed his services immediately prior to the occurrence of a Change in Control, except for required travel on SeaChange’s business to an extent substantially consistent with his business travel obligations immediately prior to such Change in Control;

(vii)	the failure of SeaChange to obtain a reasonable agreement from any successor to assume and agree to perform the Change in Control Agreement, as contemplated in Section 6.1(a) thereof;

(viii)	the failure of SeaChange to pay him any amounts due under the terms of the Change in Control Agreement; or

(ix)	any material breach by SeaChange of the Change in Control Agreement, including but not limited to a breach of the obligation under Section 2 thereof.

For avoidance of doubt, whether there has been a reduction of an annual bonus opportunity or an annual target long-term incentive compensation opportunity under clause (v) above shall take into account, without limitation, any target, minimum and maximum amounts payable and the attainability and otherwise the reasonableness of any performance hurdles, goals and other measures, each considered relative to the corresponding element with respect to Mr. Aquino or Mr. Prinn in the period prior to the Change in Control.

Notwithstanding anything to the contrary contained herein, Mr. Aquino’s or Mr. Prinn’s termination of employment will not be treated as for Good Reason as the result of the occurrence of any event specified in the foregoing clauses (i) through (ix) unless, within 90 days following the occurrence of such event, he provides written notice to SeaChange of the occurrence of such event, which notice sets forth the nature of the event and he terminates employment on the 30th day following receipt by SeaChange of such notice.

As a condition to the receipt by the executive officer of any payment or benefit under the Change in Control Agreements, the executive officer must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

The following table shows, for the named executive officers with SeaChange as of the close of business on January 31, 2022, the payments to which Messrs. Aquino and Prinn would have been entitled pursuant to their Change in Control Agreement in the event of a Covered Termination after with a change in control occurring on such date.

Potential Payments upon Termination Associated with a Change in Control

Name	Salary (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Equity Incentive Plan Compensation (2) ($)	Benefits ($)	Equity Awards (3) ($)

Peter Aquino	700,000	420,000	---	---	718,750

(Covered Termination)

Michael Prinn	300,000	225,000	---	62,000	65,476

(Covered Termination)

Robert Pons (4)	---	---	---	---	135,929

(Change in Control)

(1)	The amounts reflect two times annual base salary for Mr. Aquino and one times annual base salary for Mr. Prinn.
(2)

The amounts shown in the Non-Equity Incentive Plan Compensation and Equity Incentive Plan Compensation columns reflect two times the target amount of Mr. Aquino’s target amount under the fiscal 2022 STI and a payment of 150% of Mr. Prinn’s target amount under the fiscal 2022 STI, both in connection with a Covered Termination.

(3)

The amounts reflect the value of all unvested stock options, RSUs and PSUs that would vest as a result of the termination. The amounts are based on (i) in the case of accelerated options, the excess of the January 31, 2022 closing SeaChange common stock price over the applicable exercise price, (ii) in the case of accelerated RSUs, the SeaChange closing common stock price as of January 31, 2022 multiplied by the number of unvested RSUs as of January 31, 2022, and (iii) in the case of accelerated 2022 PSUs, the SeaChange closing common stock price as of January 31, 2022 multiplied by the number of unvested RSUs as of January 31, 2022.

(4)	Mr. Pons is not a party to a Change in Control Agreement, and the column “Equity Awards” reflects the value of the accelerated vesting of Mr. Pons’ non-employee director stock awards.

Termination without Cause Other Than in Association with a Change in Control

Messrs. Aquino and Prinn are each party to an offer letter governing the terms of their employment. The offer letters provide for the following benefits upon termination other than in association with a change in control (as described above):

•

Messrs. Prinn and Aquino are entitled to the following upon the executive’s termination by SeaChange without “cause” (as defined in their respective Change in Control Agreements), so long as the executive is not entitled to payment pursuant to his Change in Control Agreement in connection therewith: for Mr. Prinn: (i) a one-time payment in an amount equal to the sum of 12 months of the executive’s base salary, payable over 12 months in equal monthly instalments, subject to applicable withholding, and (ii) an amount of the executive’s annual bonus determined based on performance targets pro-rated to the date of termination and based on actual performance through date of termination (with the RSU portion of the annual award to be subject to vesting on the last day of the following fiscal year); and for Mr. Aquino: (i) a one-time payment in the amount equal to 12 months of base salary plus 12 months of his target cash bonus, payable in a lump sum on termination. Severance under Messrs. Aquino and Prinn, offer letters are subject to the executive’s execution of a general release and satisfaction agreement, in form and substance acceptable to the SeaChange (which shall include, without limitation, a non-compete provision of one year). Mr. Aquino would have been entitled to severance of $560,000 if he were terminated on January 31, 2022; Mr. Prinn would have been entitled to severance of $300,000 if he were terminated on January 31, 2022.

•	None of Messrs. Aquino and Prinn, are entitled to severance benefits upon termination for Good Reason other than in connection with a Change in Control.

Equity Compensation Plan Information

The following table summarizes all of our equity compensation plans, including those approved by stockholders and those not approved by stockholders as of January 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)

Equity compensation plans approved by stockholders (1)	2,993,888	(2)	1.40	2,658,942	(3)

(1)	Consists of the 2021 Plan and the 2015 Employee Stock Purchase Plan (the “ESPP”).
(2)	Includes 1,730,548 shares of restricted stock units, deferred stock units and performance stock units that are not included in the calculation of the weighted average exercise price.
(3)	As of January 31, 2022, 1,583,918 shares remained available for issuance under the 2021 Plan and 1,075,024 shares remained available under the ESPP.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Matthew Stecker, Chairman

David Nicol,

Steven Singer

Compensation Committee Interlocks and Insider Participation

The Committee consists of Mr. Stecker (Chairman), Mr. Nicol and Mr. Steven Singer. No person who served as a member of the Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers served as a director of SeaChange.

PROPOSAL NO. II

NON-BINDING, ADVISORY VOTE, ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required under Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity at the Annual Meeting of Stockholders to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K including the compensation tables and narrative discussion in the Company’s proxy statement under the heading “Compensation Discussion and Analysis.”

The Board has implemented an executive compensation program that rewards performance. The executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to SeaChange’s success and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, incentive compensation and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved, which we believe aligns the interests of our executives with that of our stockholders. We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance, thereby aligning the interests of our executive team with that of our stockholders. The Committee retains discretion as to final payouts under the incentive compensation plans to ensure the goals of the overall program are met.

Accordingly, payouts under our executive compensation incentive plan in recent years have reflected the variability in our financial performance. In both fiscal 2017 and 2019, when we did not achieve pre-established financial performance targets under the applicable short-term incentive plan, payouts were limited to the portion of the award based on individual performance objectives. In contrast, in fiscal 2018, when we experienced improved financial performance versus the prior fiscal year and financial performance above pre-established thresholds with respect to revenue and above target with respect to non-GAAP operating income, payouts were made with respect to both financial and individual performance objectives. In fiscal 2020, financial performance was above threshold with respect to non-GAAP operating income, and payouts were made with respect to that financial performance objective. Due to the extensive turnover of the membership of the Board and the management team during fiscal 2020, the Committee did not believe it appropriate to condition the receipt of the named executive officers’ short-term incentive awards on additional individualized criteria for fiscal 2020, and accordingly did not set individualized performance objectives for fiscal 2020, but elected to pay out the full amount of what would have been the payout for the individualized goals in order to retain the newly appointed management team and in recognition of their services to the Company in connection with the various management and Board transitions that occurred throughout the year. The Committee did not believe that the total bonus payout for fiscal 2020 was sufficient, and the Committee exercised its right to provide supplemental discretionary bonuses in order to motivate and retain our new management team and in recognition of the management team’s successful navigation of the unique challenges posed by the significant transitions throughout the year. In fiscal 2021, the Committee set financial performance goals relating to revenue, non-GAAP operating income and year-end cash balance which would need to be satisfied in order for the executives to attain their short-term incentive awards, but it did not set individualized performance objectives for fiscal 2021. The Company did not meet its financial goals in fiscal 2021, mainly due to the impact of the COVID-19 pandemic effect on the Company’s business, and no short-term incentive awards were paid in fiscal 2021. In fiscal 2022, the same approach was taken as in fiscal 2021. The Company did not meet its financial goals in fiscal 2022, mainly due to the lingering impact of the COVID-19 pandemic on the Company’s business; however, the Committee used its discretion in awarding partial short-term incentive awards for fiscal 2022.

With respect to the long-term incentive plan, payouts showed similar variability with respect to the PSU component of the awards, with the fiscal 2017 awards being determined based on total stockholder return, and each of the fiscal 2018 and 2019 awards being based on financial performance compared to annually established metrics. Similar to the short-term incentive awards, the vesting of the long-term incentive awards has fluctuated based on our recent financial performance, with no vesting for the portion of the fiscal 2019 awards based on fiscal 2021 financial performance. In fiscal 2020, a long term-incentive award plan was not established due to the significant turnover of the management team and the granting of new hire equity awards during that year. In fiscal 2021, a long-term incentive plan was adopted with the fiscal 2021 PSU awards being determined by the attainment of a certain stock price to be maintained for twenty business days within 3 years of the PSU grant date. The stock price was not met in fiscal 2021, and no vesting of the fiscal 2021 PSUs occurred. In fiscal 2022, a long-term incentive plan was adopted with fiscal 2022 PSU awards being determined by the attainment of quarterly financial metrics based on revenue and non-GAAP operating income. For the quarterly tranche based on the performance of the second quarter of fiscal 2022, full vesting was achieved with actual revenue of $6,540,000 against the plan revenue of $6,395,000 and actual non-GAAP operating income of a loss of $1,278,000 against the plan non-GAAP operating income of a loss of $1,692,000. For the quarterly tranche based on the performance of the third quarter of fiscal 2022, vesting was not achieved with actual revenue of $7,151,000 against the plan revenue of $7,174,000 and actual non-GAAP operating income of a loss of $1,359,000 against the plan non-GAAP operating income of $39,000, however, the Committee exercised its discretion and allowed for 50 percent of the tranche to vest. For the quarterly tranche based on the performance of the fourth quarter of fiscal 2022, full vesting was achieved with actual revenue of $8,567,000 against the plan revenue of $8,098,000 and actual non-GAAP operating income of $954,000 against the plan non-GAAP operating income of $894,000.

We pay careful attention to any feedback we receive from our stockholders about our executive compensation, including the annual “Say-on-Pay” vote. While we had already approved our fiscal 2022 compensation plan by the time we held our “Say-on-Pay” vote in July 2021, we considered the stockholder advisory vote in the implementation of our fiscal 2022 compensation plan and in formulating our fiscal 2023 compensation plan. This consideration included reaching out to certain large stockholders to discuss and seek input on our compensation plans.

The Board urges stockholders to read the “Compensation Discussion and Analysis” section beginning on page 21 of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 30 through 37 of this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective and that the compensation of our named executive officers reported in this Proxy Statement reflects and supports these compensation policies and procedures.

While the vote is advisory and non-binding, the Board and the Committee will consider the outcome of the vote when considering future executive compensation arrangements. It is currently expected that stockholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s Annual Meeting of Stockholders in 2023. In addition, it is currently expected that stockholders will be given an opportunity to cast a non-binding, advisory vote, to recommend how frequently we should provide for an advisory vote on the compensation of our named executive officers, with the next opportunity occurring in connection with the Company’s annual meeting of stockholders in 2023.

The Board unanimously recommends a vote “FOR” the approval of the Company’s named executive officers’ compensation.

PROPOSAL NO. III

APPROVAL OF THE AMENDED AND RESTATED 2021 COMPENSATION

AND INCENTIVE PLAN

We are seeking the approval of the Company’s amended and restated 2021 Compensation and Incentive Plan (the “Amended and Restated 2021 Plan”) to increase the 2021 Plan by 3,000,000 the number of shares authorized for issuance under the 2021 Plan and to specify the method of tax withholding that will be applied to future awards.

The purpose of the Amended and Restated 2021 Plan is to provide equity and cash incentives to the employees of the Company in order to attract, motivate and retain qualified employees. The ability to grant RSUs and stock options is an important means of compensation because they help align the interest of our employees with those of our stockholders.

As of June 30, 2022, there were 1,135,007 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans, at a weighted average exercise price of $1.39, and with a weighted average remaining life of 8.5 years. There were a total of 1,597,923 shares subject to issuance upon release of restricted stock and RSU awards that remain subject to forfeiture. As of June 30, 2022, there were 1,724,751 shares available for future issuance under the 2021 Plan, though this number is subject to upward adjustment to the extent outstanding awards previously issued under the 2011 Plan or 2021 Plan either expire, terminate or are surrendered or forfeited. If the Amended and Restated 2021 Plan is not approved, the Company may continue to make awards under the existing terms of the 2021 Plan, as a result, it is possible that the Company may exhaust the remaining shares available for issuance prior to the Company’s annual meeting of stockholders in 2023. The Board believes that approval of the Amended and Restated 2021 Plan is fundamental to the Company’s ongoing ability to recruit, retain and motivate employees.

The Board unanimously recommends a vote “FOR” the approval of the Amended and Restated 2021 Plan.

The principal features of the Amended and Restated 2021 Plan include:

•

Minimum Vesting Periods: Generally, restricted stock awards granted under the 2021 Plan will have a minimum vesting period of no less than one (1) year. No more than 10% of the maximum aggregate shares authorized for issuance under the Amended and Restated 2021 Plan may be granted in the form of restricted stock awards that do not comply with these minimum vesting periods.

•	No Discount Stock Options: The Amended and Restated 2021 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of SeaChange’s stock on the date of grant.

•	Maximum Ten-Year Option Term: The Amended and Restated 2021 Plan provides that stock options may not have a term greater than ten years.

•

No Liberal Share Counting: The Amended and Restated 2021 Plan does not permit the number of shares available for grant to be increased by actions such as the tendering of shares in payment of a stock option, the withholding of shares to satisfy tax withholding obligations, and shares repurchased with option proceeds.

•	No Repricing of Stock Options: The Amended and Restated 2021 Plan prohibits the repricing of stock options without stockholder approval.

•

Independent Committee Administration: The Amended and Restated 2021 Plan is administered by a committee of the Board whose members satisfy the independence requirements of applicable rules and regulations.

•

Material Amendments to the Amended and Restated 2021 Plan Require Stockholder Approval: The Amended and Restated 2021 Plan provides that a material amendment to the Amended and Restated 2021 Plan is not effective unless approved by SeaChange’s stockholders.

•

Awards Subject to Recovery: Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such awards under the Amended and Restated 2021 Plan are subject to forfeiture, setoff, recoupment or other recovery if the committee of the Board administering the Amended and Restated 2021 Plan determines in good faith that such action is required by applicable law or Company policy.

Summary of the 2021 Plan

The principal terms and provisions of the Amended and Restated 2021 Plan, as proposed to be amended by the Amended and Restated 2021 Plan, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Amended and Restated 2021 Plan and is qualified in its entirety by reference to the complete text of the Amended and Restated 2021 Plan, as proposed to be amended and restated, which is included in Appendix A to this Proxy Statement, in which we have shown the changes resulting from the proposed Amended and Restated 2021 Plan, with deletions indicated by strikeouts and additions indicated by underlining. If the 3 million additional shares are approved for the Amended and Restated 2021 Plan, we will register those shares on a Registration Statement on Form S-8.

The purpose of the Amended and Restated 2021 Plan is to provide equity ownership and compensation opportunities in SeaChange (each, an “Award”) to employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries, all of whom are eligible to receive Awards under the Amended and Restated 2021 Plan. Any person to whom an Award is granted will be called a “Participant.”

Administration

The Amended and Restated 2021 Plan is administered by a committee composed solely of members of SeaChange’s Board that are “independent” under applicable rules and regulations (the “Plan Administrator”). The Plan Administrator has the authority to grant and amend Awards, to establish performance goals with respect to such Awards, to adopt, amend and repeal rules relating to the Amended and Restated 2021 Plan, to interpret and correct the provisions of the Amended and Restated 2021 Plan and any Award, and to subject Awards to forfeiture, setoff, recoupment or other recovery if the committee determines in good faith that such action is required by applicable law or Company policy. The Amended and Restated 2021 Plan also provides that, subject to certain limits provided for in the Amended and Restated 2021 Plan, authority to grant Awards to employees may be delegated to one or more officers of SeaChange.

Authorized Shares

As of the record date, the number of shares available for delivery pursuant to awards under the 2021 Plan was [“x”] shares. Shares withheld to satisfy tax withholding obligations or to pay the exercise price of an award are not considered to be delivered under the Amended and Restated 2021 Plan. In addition, if an award is forfeited, canceled, exercised, paid or otherwise terminates or expires without the delivery of shares, the shares subject to such award are then available for new awards under the Amended and Restated 2021 Plan. For the reasons explained above, our Board believes that the number of shares that may be delivered pursuant to awards under the Amended and Restated 2021 Plan should be increased by 3 million additional shares of our common stock. After giving effect to the Amended and Restated 2021 Plan, the number of shares available for delivery pursuant to awards under the Amended and Restated 2021 Plan would have been [“x” + 3 million] shares (this figure only includes shares that may be granted pursuant to future awards) as of the record date. Upon approval of the Amended and Restated 2021 Plan, the 2021 Plan will be terminated and no further awards will be granted pursuant to the 2021 Plan.

Eligibility

Employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries are eligible to be granted Awards under the 2021 Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of SeaChange and parent or subsidiaries of SeaChange. Approximately 216 persons were eligible to participate in the 2021 Plan as of January 31, 2022.

Types of Awards

Awards under the Amended and Restated 2021 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, any other equity-based interests as the Plan Administrator shall determine, cash awards, or any combination thereof. Awards may be granted subject to time-based vesting schedules and/or performance-based vesting measured by performance goals.

Stock Options

Stock options represent the right to purchase shares of common stock within a specified period of time at a specified price. The exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of common stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code. Options will expire no later than ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No stock options can be granted under the 2021 Plan after July 8, 2031, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the Amended and Restated 2021 Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of SeaChange;

•	at the discretion of the Plan Administrator through delivery of shares of common stock having fair market value equal as of the date of exercise to the cash exercise price of the option; or

•

at the discretion of the Plan Administrator, by delivery of a sufficient amount of the proceeds from the sale of the common stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

Restricted Stock, RSUs and Other Equity Awards

The Amended and Restated 2021 Plan provides the flexibility to grant other forms of Awards based upon the common stock, having the terms and conditions established at the time of grant by the Plan Administrator. Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. RSUs represent the right to receive shares of common stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. All of the shares being approved for issuance under the Amended and Restated 2021 Plan may be granted as Awards of restricted stock, RSUs or other non-stock option Awards.

Generally, restricted stock awards granted under the Amended and Restated 2021 Plan will have a minimum vesting period of no less than one year. No more than 10% of the maximum aggregate shares authorized for issuance under the Amended and Restated 2021 Plan may be granted in the form of restricted stock awards that do not comply with these minimum vesting periods.

Subject to any restrictions applicable to the Award, a Participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. A Participant holding restricted stock units may not vote the shares represented by a RSU and is not entitled to receive any dividends with respect to shares represented by a RSU.

Cash Awards

The Amended and Restated 2021 Plan provides the flexibility to grant cash Awards either alone, in addition to, or in tandem with other Awards granted under the Amended and Restated 2021 Plan. The Plan Administrator shall determine the terms and conditions of any such cash Award. From time to time, the Plan Administrator shall establish administrative rules and procedures governing the administration of cash Awards.

Transferability

Except as the Plan Administrator may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for stock-based Awards under the Amended and Restated 2021 Plan;

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;

•	the repurchase price per security subject to repurchase; and

•

the terms of each other outstanding stock-based Award shall be adjusted by SeaChange (or substituted Awards may be made) to the extent the Plan Administrator shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of SeaChange, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Plan Administrator may provide that one or more Awards granted under the Amended and Restated 2021 Plan must be exercised by a certain date or shall be terminated, that any such Awards shall be terminated in exchange for a cash payment, or that any out of the money stock-based Awards be terminated.

Withholding

The Company desires to amend the 2021 Plan to require that each participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow participants, in the participant’s sole discretion, to satisfy such tax obligations in whole or in part by (a) making a cash payment; (b) transferring to the Company shares of Common Stock previously owned by the participant, which are not subject to any pledge or other security interest; (c) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award creating the tax obligation; (d) withholding from the proceeds of the sale of otherwise issuable or deliverable shares of Common Stock acquired pursuant to the Award either through a voluntary sale or through a mandatory sale arranged by the Company; (e) any other method prescribed by the Committee from time to time; or (f) any combination of the foregoing.

Effect of Termination, Disability or Death

The Plan Administrator, in its sole discretion, determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards

The Plan Administrator may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Plan Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant. In addition, other than in the case of equitable adjustments to outstanding Awards, without the prior approval of SeaChange’s stockholders, (i) no option or other stock-based Award that is not a full value Award may be amended to reduce the price at which such option or Award is exercisable, (ii) no option or other stock-based Award that is not a full value Award may be canceled in exchange for an option or other stock-based Award that is not a full value Award with an exercise price that is less than the exercise price of the original option or stock-based Award that is not a full value Award, (iii) no option or other stock-based Award that is not a full value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities, and (iv) no option or other stock-based Award that is not a full value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

Termination of 2021 Plan; Amendments

Awards may be granted under the Amended and Restated 2021 Plan at any time prior to August 5, 2032. The Plan Administrator may amend, suspend or terminate the Amended and Restated 2021 Plan or any portion thereof at any time, provided, however, that any “material amendment” as defined by the Amended and Restated 2021 Plan will not be effective unless approved by SeaChange’s stockholders. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the Amended and Restated 2021 Plan.

Federal Income Tax Consequences

Incentive Stock Options

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under the Amended and Restated 2021 Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to SeaChange upon either the grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, SeaChange generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of SeaChange’s common stock to SeaChange in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the common stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

Nonstatutory Stock Options

The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“NSOs”) granted under the Amended and Restated 2021 Plan:

1. The optionee generally does not realize any taxable income upon the grant of a NSO, and SeaChange is not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a NSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a NSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. SeaChange generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a NSO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price, if so provided by the Committee. If an optionee exercises a NSO in such fashion, special rules will apply.

Restricted Stock and RSU Awards

The following general rules are applicable under current federal income tax law to Awards of restricted stock and RSUs under the Amended and Restated 2021 Plan:

1. The recipient of restricted stock units will not recognize taxable income at the time of a grant of a restricted stock unit, and SeaChange will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the Award, equal to the fair market value of any shares delivered and the amount of cash paid.

2. The recipient of restricted stock will not recognize taxable income at the time of a grant of a restricted stock Award, and SeaChange will not be entitled to a tax deduction at such time, unless the Participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the Participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the Participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. SeaChange will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient.

In addition, a Participant receiving dividends with respect to restricted shares for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income. SeaChange will generally be entitled to a corresponding deduction.

Cash Awards.

The following general rules are applicable under current federal income tax law to cash Awards under the Amended and Restated 2021 Plan:

1. Participants granted a cash Award generally will recognize ordinary income at the time of payment of the cash Award equal to the amount paid.

2. SeaChange will generally be entitled to a corresponding deduction.

Other Tax Considerations.

A Participant who receives accelerated vesting, exercise or payment of Awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the Participant may be subject to a 20% excise tax and SeaChange may be denied a tax deduction for such payments.

It is the intention of SeaChange that Awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an Award is subject to and fails to comply with the requirements of Section 409A, the Participant may recognize ordinary income on the amounts deferred under the Award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the Participant with respect to such amounts.

The foregoing general tax discussion is intended for the information of SeaChange’s stockholders considering how to vote with respect to this proposal, and not as tax guidance to Participants in the Amended and Restated 2021 Plan.

The Board unanimously recommends a vote “FOR” the approval of the Amended and Restated 2021 Plan.

PROPOSAL NO. IV

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm for Fiscal 2023

The Audit Committee has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023. The Board is asking stockholders to ratify this appointment. Marcum LLP currently serves as the Company’s independent registered public accounting firm.

Representatives of Marcum LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. They will also be available to answer questions. Representatives of Grant Thornton LLP are not expected to be present at the Annual Meeting.

The Board has put the ratification of the selection of Marcum LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of Marcum LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and SeaChange’s relationship with Marcum LLP and will then take such action as it deems necessary.

The Board unanimously recommends a vote “FOR” ratification of the appointment of SeaChange’s independent registered public accounting firm.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services provided by Marcum LLP for the audit of our consolidated financial statements and other services for the fiscal years ended January 31, 2021 and January 31, 2022.

	2022	2021

Audit Fees (1)	$525,300	$519,635

Audit-Related Fees	---	—

Tax Fees	—	—

All Other Fees	—	—

Total:	$525,300	$519,635

(1)

Audit fees consist of the aggregate fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our internal consolidated financial statements, the audit of internal control over financial reporting and the review of SEC filings.

The Audit Committee of the Board has determined that the provision of the services as set out above is compatible with maintaining Marcum LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by Marcum LLP, the independent registered public accounting firm. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that Marcum LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. To date, Audit Committee pre-approval has been sought for the provision of all services by Marcum LLP.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward the Notice and proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs.

Certain Relationships and Related Transactions

SeaChange has adopted a written policy pursuant to the Second Amended and Restated Charter of the Audit Committee and the Charter of the Corporate Governance and Nominating Committee that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

There were no transactions, or series of transactions, since February 1, 2020, or any currently proposed transactions, in which SeaChange is a party that require disclosure under Item 404 of Regulation S-K.

Appendix A

SEACHANGE INTERNATIONAL, INC.

AMENDED AND RESTATED 2021 COMPENSATION AND INCENTIVE PLAN

1. Purpose and Eligibility.

The purpose of this Amended and Restated 2021 Compensation and Incentive Plan (the “Plan”) of SeaChange International, Inc. is to provide equity ownership and compensation opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 12.

2. Administration.

a. Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to applicable rules and regulations; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b. Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number and type of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its Subsidiaries to be recipients of Awards created by the Company and (ii) determine the number, type and terms of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number and type of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3. Stock Available for Awards.

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued pursuant to the Plan shall be (i) ~~2,500,000~~ 3,000,000 shares of Common Stock, plus (ii) the number of shares of Common Stock remaining available for issuance under the Plan, as last approved by the Company’s stockholders, plus (iii) the number of shares of Common Stock remaining available for issuance under the Company’s Second Amended and Restated 2011 Compensation and Incentive Plan (the “2011 Plan”) following the adoption of this Plan due to the expiration, termination, surrender or forfeiture of an award under the 2011 Plan. If any Award granted pursuant to this Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Notwithstanding the foregoing, in no event shall the following shares of Common Stock be ~~added~~ considered to have been issued under the Plan for purposes of ~~to~~ the foregoing plan limit: (i) shares of Common Stock tendered in payment of an Option, whether granted pursuant to this Plan for the 2011 Plan; (ii) shares of Common Stock withheld by the Company by the Company to satisfy any tax withholding obligation, whether pursuant to this Plan or the 2011 Plan; or (iii) shares of Common Stock that are repurchased by the Company with proceeds of Options, whether granted pursuant to this Plan or the 2011 Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 10(e)(i) applies for any event, this Section 3(c) shall not be applicable.

c. Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4. Stock Options.

a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, Performance Goals (as defined in Section 9(b)), repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.” Subject to adjustment under Section 3(c), no more than 9,300,000 shares shall be available for issuance as Incentive Stock Options under the Plan.

c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant) or such other limit as may be imposed by Section 422 of the Code or other applicable regulation. To the extent that any such Incentive Stock Options exceed the $100,000 limitation or such other limitation, such Options shall be Nonstatutory Stock Options.

d. Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant.

For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than ten (10) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f. Vesting of Options. At the time of the grant of an Option, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Options. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

g. Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;

(iii)

at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the Third Party Commercial Provider to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise;

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i. Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5. Restricted Stock.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award, including without limitation whether the shares of Common Stock underlying a Restricted Stock Award are represented by a stock certificate or are registered in electronic or book entry form without the issuance of a stock certificate. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock. At the time of the grant of a Restricted Stock Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Award; provided, that all Restricted Stock Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Awards. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

6. Restricted Stock Unit.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit and does not give the Participant a right to receive any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Common Stock subject to a Restricted Stock Unit Award.

c. Vesting of Restricted Stock Unit. At the time of the grant of a Restricted Stock Unit Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

7. Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions and/or Performance Goals, the grant of securities convertible into Common Stock and the grant of stock units. The Committee shall determine the terms and conditions of any such Awards.

8. Cash Awards.

a. Grants. The Committee may grant cash awards (each, a “Cash Award”), either alone, in addition to, or in tandem with other Awards granted under the Plan.

b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards; provided, no Participant may be granted a Cash Award hereunder that would result in a payment of more than $2 million during any one fiscal year of the Company.

9. Performance-Based Awards.

a. General. Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 9(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Prior to the occurrence of an Acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan.

b. Performance Goals. Performance goals (the “Performance Goals”) will be based on such objectives as the Committee determines appropriate, including without limitation, on the basis of the performance of the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results or on the basis of satisfaction of performance objectives with respect to one or more Participants.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

10. General Provisions Applicable to Awards.

a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award granted under the Plan, with the exception of Cash Awards, shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, tender offer or other reorganization or transaction in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the Fair Market Value of which shall not exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition and in each case subject to applicable tax withholding; (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; (iii) terminate all Awards in exchange for a cash payment equal to the excess of the Fair Market

Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, if any, subject to applicable tax withholding; (iv) if applicable, in the event the exercise price of an Award exceeds the Fair Market Value of the shares subject to such Award, terminate such Award without any consideration; or (v) in the case of Awards that may be settled in whole or in part in cash, provide for equitable treatment of such Awards.

(ii) Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants, in the Participant’s sole discretion, to satisfy such tax obligations in whole or in part by (a) making a cash payment; (b) transferring to the Company shares of Common Stock~~, including shares retained from~~ previously owned by the Participant, which are not subject to any pledge or other security interest); (c) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award creating the tax obligation~~, valued at their Fair Market Value~~; (d) withholding from the proceeds of the sale of otherwise issuable or deliverable shares of Common Stock acquired pursuant to the Award either through a voluntary sale or through a mandatory sale arranged by the Company; (e) any other method prescribed by the Committee from time to time; or (f) any combination of the foregoing. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of vesting or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 10(e)(i) or in the last sentence of this Section 10(g), the Participant’s consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, other than as provided for in Section 3(c), without prior approval by the Company’s stockholders (a) no Option or other stock-based Award that is not a Full Value Award may be amended to reduce the price at which it is exercisable; (b) no Option or other stock-based Award that is not a Full Value Award may be canceled in exchange for an Option or other stock-based Award that is not a Full Value Award with an exercise price that is less than the exercise price of the original Option or stock-based Award that is not a Full Value Award; (c) no Option or stock-based Full Value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities; and (d) no Option or stock-based Award that is not a Full Value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

h. Forfeiture. Notwithstanding any provision herein to the contrary, Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such Awards hereunder are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

i. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of the Plan and any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

j. Acceleration. The Committee may at any time subsequent to the grant of an Award provide that any Options shall become immediately exercisable in full or in part, that Awards that may be settled in whole or in part in cash may become exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 10(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

k. Exception to Minimum Vesting Periods. The Committee may grant up to ten percent (10%) of the maximum aggregate shares of Common Stock authorized for issuance hereunder in the form of Restricted Stock based on Common Stock that do not comply with the minimum vesting periods set forth in Section 5(c).

l. Compliance with Code Section 409A. It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed a separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant’s termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant’s separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

11. Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

12. Miscellaneous.

a. Definitions.

(i) “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of SeaChange International, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of SeaChange International, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall also include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status; provided, however, that for purposes of Section 4(b) such person must be an employee of the Company as defined under Section 422 of the Code.

(iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

(v) “Full Value Awards” means Restricted Stock, Restricted Stock Units and Awards other than (a) Options or (b) Cash Awards or (c) other stock-based Awards for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan, or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive

Awards or otherwise participate in the Plan; (iii) amend Section 10(g); (iv) amend Section 10(k); (v) subject to Sections 10(e) and 10(j), amend the minimum vesting provisions of Awards contained in Sections 4(f), 5(c), 6(c) or 7 of the Plan; or (vi) require stockholder approval pursuant to the requirements of NASDAQ or any exchange on which the Company is then listed or applicable law.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on July 14, 2022

SEACHANGE INTERNATIONAL, INC. ATTN: ELAINE MARTEL 177 HUNTINGTON AVENUE, SUITE 1703 PMB 73480 BOSTON, MASSACHUSETTS 02115-3153

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SEAC2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	To elect each of the following nominees to the Seachange Board of Directors to serve for a three-year term as Class II Director:
	Nominees	For	Against	Abstain
1a.	Steven Singer	☐	☐	☐

1b.	Igor Volshteyn	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
		For	Against	Abstain

2.	To adopt, on a non-binding advisory basis, a resolution approving the compensation of SeaChange’s named executive officers.	☐	☐	☐

3.	To approve the Amended and Restated Seachange International, Inc. 2021 Compensation and Incentive Plan to increase the number of shares available for awards under the plan and certain other updates.	☐	☐	☐

4.	To ratify the Audit Committee’s selection of SeaChange’s independent registered public accounting firm, Marcum LLP, for the fiscal year ending January 31, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Form 10-K and Form 10-K/A are available at www.proxyvote.com

SEACHANGE INTERNATIONAL, INC.

Annual Meeting of Stockholders

August 5, 2022 10:00 AM ET

This proxy is solicated by the Board of Directors

The undersigned hereby appoints Christoph Klimmer and Elaine Martel as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of Common Stock of Seachange International, Inc. held of record by the undersigned on August 5, 2022 at 10:00 a.m. Eastern Time at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/SEAC2022 or any adjournment or postponement thereof.

IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND VOTED FOR PROPOSALS 2, 3, AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES.

Continued and to be signed on reverse side